Exhibit 10.15

[__]

Purchaser,

CALIBER HOME LOANS, INC.

Seller

SELLER’S PURCHASE AND WARRANTIES AGREEMENT

Dated as of [__]

TABLE OF CONTENTS

		Page

ARTICLE I

DEFINITIONS

Section 1.01	Defined Terms	1

ARTICLE II

RECORD TITLE AND POSSESSION OF MORTGAGE FILES; BOOKS AND RECORDS; CUSTODIAL AGREEMENT; DELIVERY OF MORTGAGE LOAN DOCUMENTS

Section 2.01	Agreement to Purchase	13
Section 2.02	Purchase Price	13
Section 2.03	Servicing of Mortgage Loans	14
Section 2.04	Record Title and Possession of Mortgage Files; Maintenance of Servicing Files	16
Section 2.05	Books and Records	17
Section 2.06	Transfer of Mortgage Loans	17
Section 2.07	Delivery of Mortgage Loan Documents	18
Section 2.08	Quality Control Procedures	18
Section 2.09	Examination of Mortgage Loan Eligibility	19
Section 2.10	Closings	20

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE SELLER; REPURCHASE; REVIEW OF MORTGAGE LOANS

Section 3.01	Representations, Warranties and Covenants of the Seller	21
Section 3.02	(A) Representations and Warranties as to Individual Mortgage Loans that are not Business Purpose Mortgage Loans	23
Section 3.03	Repurchase; Substitution	46
Section 3.04	Repurchase of Mortgage Loans with Early Payment Defaults	50
Section 3.05	Purchase Price Protection	50

ARTICLE IV

GENERAL COOPERATION

Section 4.01	Purchaser’s Right to Examine Seller Records	51
Section 4.02	Seller Shall Provide Information as Reasonably Required	51

- i -

- ii -

Section 9.17	Third Party Beneficiary	68
Section 9.18	Set-off or Recoupment	68
Section 9.19	Intention of the Parties	68
Section 9.20	No Recourse to Owner Trustee	69

EXHIBITS

A-1	Contents of Mortgage File
A-2	Contents of Servicing File
B	Mortgage Loan Schedule
C	Form of Bailee Letter
D	Form of Purchase Price and Terms Letter
E	Reserved
F.	Compensating Factors

- iii -

This Seller’s Purchase and Warranties Agreement, dated as of [__] (the “Agreement”), is executed between [__], as purchaser (the “Purchaser”), and Caliber Home Loans, Inc., and its successors and assigns (as seller, the “Seller”).

W I T N E S S E T H :

WHEREAS, the Purchaser has agreed to purchase from the Seller and the Seller has agreed to sell to the Purchaser certain Mortgage Loans, including the Servicing Rights associated with such Mortgage Loans, from time to time, pursuant to the terms of a letter agreement by and between the Seller and the Purchaser (the “Purchase Price and Terms Letter”).

WHEREAS, each of the Mortgage Loans is secured by a mortgage, deed of trust or other security instrument creating a first lien on a residential dwelling located in the jurisdiction indicated on the Mortgage Loan Schedule, which will be annexed to each Purchase Price and Terms Letter. The Mortgage Loans as described herein shall be delivered in groups of whole loans (each, a “Mortgage Loan Package”) on various dates as provided herein (each, a “Closing Date”);

WHEREAS, the Purchaser and the Seller wish to prescribe the representations and warranties of the Seller with respect to itself and the Mortgage Loans; and

WHEREAS, the Purchaser has agreed to enter into this Agreement (i) in consideration of the transactions contemplated in the Agreement (whereas such consideration is the same for each and every obligation contained herein) and (ii) in reliance upon promises by the Seller that it has agreed to be bound by this Agreement, such promises and agreement to be bound by this Agreement being a material inducement to Purchaser’s execution of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Purchaser and the Seller agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Defined Terms

Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meaning specified in this Article:

Accepted Servicing Practices: With respect to any Mortgage Loan, those mortgage servicing practices (including collection procedures) that are in all respects legal, proper and customary in the mortgage servicing business of prudent mortgage banking institutions that service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, and which are in accordance with the terms of the Mortgage Loan Documents, any applicable forbearance plan or bankruptcy plan and Applicable Law.

Adjustable Rate Mortgage Loan: An adjustable rate Mortgage Loan purchased pursuant to this Agreement.

Adjustment Date: With respect to each Adjustable Rate Mortgage Loan, the date set forth in the related Mortgage Note on which the Mortgage Interest Rate on the Mortgage Loan is adjusted in accordance with the terms of the Mortgage Note.

Agreement: This Seller’s Purchase and Warranties Agreement including all exhibits hereto, amendments hereof and supplements hereto.

Applicable Law: All applicable (1) federal, state, and local legal requirements (including statutes, rules, regulations, and ordinances), including but not limited to usury, truth-in-lending, real estate settlement, consumer credit, equal credit opportunity, fair housing, disclosure, anti-predatory or abusive lending, or unfair and deceptive acts and practices laws; (2) requirements and guidelines of each governmental agency, board, commission, instrumentality, and other governmental body or office having jurisdiction, including without limitation, the Consumer Financial Protection Bureau; and (3) judicial and administrative judgments, orders, stipulations, awards, writs, and injunctions.

Appraised Value: With respect to any Mortgaged Property, the value thereof as determined in accordance with the Underwriting Standards.

Arbitration: Arbitration in accordance with the then governing Commercial Arbitration Rules of the American Arbitration Association, which shall be conducted in New York, New York or such other place mutually acceptable to the parties to the arbitration.

Arbitrator: A person who is not affiliated with the Seller or the Purchaser, and who is a member of the American Arbitration Association.

Assignment of Mortgage: An individual assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to give record notice of the sale of the Mortgage to the Purchaser.

Bank Statement Loan: A Mortgage Loan where the income of the Mortgagor is calculated using primarily 24 months of bank statements or such other period of time as permitted pursuant to the Underwriting Standards.

Bankruptcy Code: The Bankruptcy Reform Act of 1978 (11 U.S.C. §§ 101-1532), as amended, modified, or supplemented from time to time, and any successor statute, and all rules and regulations issued or promulgated in connection therewith.

Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a legal holiday in the State of New York or Texas, or (iii) a day on which banks in the State of New York or Texas are authorized or obligated by law or executive order to be closed.

Business Purpose Mortgage Loan: A non-owner-occupied, non-consumer Mortgage Loan originated for a business purpose.

Closing Date: The date or dates set forth in the related Purchase Price and Terms Letter on which the Purchaser from time to time shall purchase and the Seller from time to time shall sell to the Purchaser, the Mortgage Loans listed on the related Mortgage Loan Schedule with respect to the related Mortgage Loan Package.

Combined Loan-to-Value Ratio: With respect to any Mortgage Loan, the ratio of the original outstanding principal amount of the Mortgage Loan plus the full lien amount (drawn and undrawn) of any second mortgage, if available, to either (i) with respect to a Refinanced Mortgage Loan, the Appraised Value of the related Mortgaged Property at origination, or (ii) the lesser of (A) the Appraised Value of the related Mortgaged Property at origination or (B) the purchase price of the related Mortgaged Property with respect to all non-Refinanced Mortgage Loans.

Code: The Internal Revenue Code of 1986, as amended, modified, or supplemented from time to time, and any successor statute, and all rules and regulations issued or promulgated in connection therewith.

Commission: The United States Securities and Exchange Commission.

Company Information: As defined in Section 7.01(b)(x).

Consumer Information: Any personally identifiable information in any form (written electronic or otherwise) relating to a Mortgagor, including, but not limited to: a Mortgagor’s name, address, telephone number, Mortgage Loan number, Mortgage Loan payment history, delinquency status, insurance carrier or payment information, tax amount or payment information; the fact that the Mortgagor has a relationship with the Seller, Purchaser or the originator of the related Mortgage Loan; and any other non-public personally identifiable information.

Convertible Mortgage Loan: An Adjustable Rate Mortgage Loan as to which the related Mortgage Note permits the Mortgagor to convert the Mortgage Interest Rate on such Mortgage Loan to a fixed Mortgage Interest Rate.

Co-op Lease: With respect to a Co-op Loan, the lease with respect to a dwelling unit occupied by the Mortgagor and relating to the Co-op Stock allocated to the related dwelling unit.

Co-op Loan: A Mortgage Loan secured by the pledge of stock allocated to a dwelling unit in a residential cooperative housing corporation and a collateral assignment of the related Co-op Lease.

Co-op Stock: With respect to a Co-op Loan, the single outstanding class of stock, partnership interest or other ownership instrument in the related residential cooperative housing corporation.

Custodian: Such custodial institution determined by the Purchaser and for which notice has been provided to the Seller which may be either Deutsche Bank National Trust Company or Wells Fargo Bank, N.A. or their successors in interest or assigns..

Cut-off Date: With respect to each Mortgage Loan Package, the date on or prior to the related Closing Date as set forth in the related Purchase Price and Terms Letter.

DBRS: DBRS, Inc. or its successor in interest.

Delinquent: With respect to any Mortgage Loan, if the Monthly Payment due on a Due Date is not received, based on the Mortgage Bankers Association method of calculating delinquency. For example, if a Mortgage Loan with a payment due on April 1 that remained unpaid as of the close of business on April 30 would be described as “30 days or more Delinquent” as of the close of business on April 30.

Depositor: The depositor, as such term is defined in Regulation AB, with respect to any Securitization Transaction (regardless of whether or not Regulation AB is applicable to such Securitization Transaction).

Due Date: The day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

Early Payment Default: As defined in Section 3.04.

Escrow Payments: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage, Applicable Law or any other related document.

Exchange Act: The Securities Exchange Act of 1934, as amended.

Fannie Mae: The entity formerly known as the Federal National Mortgage Association, or any successor thereto.

Fannie Mae Guides: The Fannie Mae Sellers’ Guide and the Fannie Mae Servicers’ Guide and all amendments or additions thereto, including, but not limited to, future updates thereof.

FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

FIRREA: The Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended and in effect from time to time.

Fitch: Fitch Ratings or its successor in interest.

Flood Insurance Coverage: An amount equal to the lesser of (1) the Outstanding Principal Balance of the Mortgage Loan, (2) the full insurable value of the Mortgaged Property, and (3) the maximum amount of insurance available under The National Flood Insurance Act of 1968, as amended and The Flood Disaster Protection Act of 1973, as amended.

Freddie Mac: The entity formerly known as the Federal Home Loan Mortgage Corporation, or any successor thereto.

GAAP: Those generally accepted accounting principles and practices which are recognized as such by the American Institute of Certified Public Accountants acting through its Accounting Principles Board or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof consistently applied as to the party in question.

GLBA: As defined in Section 9.09(b).

Governmental Authority: Any U.S. federal, state, or local government, or political subdivision thereof, or other entity exercising executive, legislative, judicial, regulatory, or administrative functions, including but not limited to the U.S. Department of Housing and Urban Development (HUD), the Federal Housing Administration of HUD, the Department of Veterans Affairs, the Department of the Treasury, the Federal Reserve, the Consumer Financial Protection Bureau, the OCC, the U.S. Securities and Exchange Commission, the Federal Emergency Management Agency and any state agency or body with authority to regulate banking, securities, or mortgage-related activities, and any similar agency or body in other nations, each to the extent of its authority over the affected Person or activity.

Hazard Insurance Coverage: An amount equal to the greater of (A) the lesser of (1) 100% of the insurable value of the Mortgaged Property, and (2) the Outstanding Principal Balance of the Mortgage Loan, and (B) an amount such that the proceeds of such insurance shall be sufficient to avoid the application to the Mortgagor or loss payee of any coinsurance under the insurance policy, but in no event less than (C) the minimum amount necessary to fully compensate for any damage or loss on a replacement cost basis.

Higher Priced Mortgage Loan: A Mortgage Loan that is (a) a “higher priced mortgage loan” under Regulation Z, 12 C.F.R. § 1026.35(a)(1), as amended, or (b) “higher priced mortgage loan,” “subprime home loan,” “rate spread home loan,” or similarly defined loan under any other applicable state or local law or regulation (or a similarly classified loan using different terminology), including but not limited to, the New York Subprime Home Loan provisions at NY Bank. Law § 6m, as amended. For avoidance of doubt, the parties agree that this definition shall apply to any law regardless of whether such law is presently, or in the future becomes, the subject of judicial review or litigation.

HOEPA: The Home Ownership and Equity Protection Act of 1994, as amended.

HUD: The United States Department of Housing and Urban Development or any successor thereto.

Insurer: Any (1) Person who insures or guarantees all or any portion of the risk of loss on any Mortgage Loan, including, without limitation, any provider of standard hazard insurance, flood insurance, earthquake insurance, or title insurance, or a Primary Mortgage Insurance Policy with respect to any Mortgage Loan; or (2) Person who provides any fidelity bond, direct surety bond, letter of credit, or other credit enhancement instrument or errors and omissions policy. In no event shall any Originator be deemed an Insurer.

Interest Only Mortgage Loan: A Mortgage Loan that only requires payments of interest for a period of time specified in the related Mortgage Note.

Kroll: Kroll Bond Rating Agency, Inc. or any successor thereto.

Loan-to-Value Ratio or LTV: With respect to any Mortgage Loan, the ratio of the original outstanding principal amount of the Mortgage Loan to either (i) the Appraised Value of the related Mortgaged Property at origination with respect to a Refinanced Mortgage Loan, or (ii) the lesser of the Appraised Value of the related Mortgaged Property at origination or the purchase price of the related Mortgaged Property with respect to all non-Refinanced Mortgage Loans.

Losses: Claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses.

Master Servicer: With respect to any Securitization Transaction, the “master servicer,” if any, identified in the related transaction documents.

Material Adverse Change: With respect to a Person, any material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of such Person.

Material Adverse Effect: (a) a Material Adverse Change with respect to the Seller; (b) a material impairment of the ability of the Seller to perform under this Agreement; (c) a material adverse effect upon the legality, validity, binding effect or enforceability of this Agreement against the Seller; or (d) a material adverse effect upon the value or marketability of a material portion of the Mortgage Loans purchased hereunder.

MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

MERS Mortgage Loan: Any Mortgage Loan registered with MERS on the MERS System.

MERS System: The system of recording transfers of mortgages electronically maintained by MERS.

MIN: The Mortgage Identification Number for any MERS Mortgage Loan.

MOM Loan: Any Mortgage Loan as to which MERS is acting as mortgagee, solely as nominee for the originator of such Mortgage Loan and its successors and assigns.

Monthly Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan pursuant to the terms of the related Mortgage Note.

Moody’s: Moody’s Investors Service, Inc. or its successor in interest.

Mortgage: With respect to a Mortgage Loan that is not a Co-op Loan, the mortgage, deed of trust or other instrument securing a Mortgage Note which creates a first lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note; except that with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely-accepted practice, the mortgage, deed of trust or other instrument securing the Mortgage Note may secure and create a first lien upon a leasehold estate of the Mortgagor. With respect to a Co-op Loan, the related Security Agreement.

Mortgage File: With respect to each Mortgage Loan, the documents pertaining thereto specified in Exhibit A-1 and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

Mortgage Interest Rate: The annual rate at which interest accrues on any Mortgage Loan in accordance with the provisions of the related Mortgage Note.

Mortgage Loan: An individual mortgage loan (including any Co-op Loan) that is the subject of this Agreement, each such mortgage loan sold and subject to this Agreement being identified on the applicable Mortgage Loan Schedule, which mortgage loan includes, without limitation, the Mortgage File, the Monthly Payments, Principal Prepayments, liquidation proceeds, condemnation proceeds, insurance proceeds, proceeds received in connection with the disposition of real estate owned, any escrow accounts related to the mortgage loan and all other rights, benefits, proceeds and obligations arising from or in connection with such mortgage loan (including the Servicing Rights), but excluding mortgage loans that have been replaced or repurchased pursuant to this Agreement.

Mortgage Loan Documents: The documents contained in a Mortgage File.

Mortgage Loan Package: As defined in the Recitals to this Agreement.

Mortgage Loan Schedule: With respect to each Mortgage Loan Package, the schedule of Mortgage Loans attached to the related Purchase Price and Terms Letter that includes, for each Mortgage Loan included in the Mortgage Loan Package, the data fields set forth in Exhibit B hereto. Any additional information provided by the Seller on the Mortgage Loan Schedule that is not otherwise required in accordance with Exhibit B hereto shall be deemed a part of the Mortgage Loan Schedule notwithstanding the fact that such item is not set forth on Exhibit B.

Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

Mortgaged Property: With respect to a Mortgage Loan that is not a Co-op Loan, the underlying real property securing repayment of a Mortgage Note, consisting of a fee simple parcel of real estate or a leasehold estate, the term of which is equal to or longer than the term of the related Mortgage Note. With respect to a Co-op Loan, the related Co-op Stock and Co-op Lease securing the indebtedness of the Mortgagor under the related Mortgage Loan.

Mortgagor: The obligor on a Mortgage Note, who is an owner of the Mortgaged Property and the grantor or mortgagor named in the Mortgage and such grantor’s or mortgagor’s successors in title to the Mortgaged Property.

Obligated Party: Any Originator, Seller, or Prior Owner of a Mortgage Loan.

OCC: Office of the Comptroller of the Currency, its successors and assigns.

Opinion of Counsel: A written opinion of counsel, who may be an employee of the party on behalf of whom the opinion is being given, reasonably acceptable to the Purchaser.

Originator: With respect to any Mortgage Loan, the Person(s) (which may be the Seller, a Prior Owner, a Qualified Correspondent or a Third Party Originator) that (1) took the Mortgagor’s loan application, (2) processed the Mortgagor’s loan application, and (3) closed and/or funded the Mortgagor’s Mortgage Loan.

Outstanding Principal Balance: As to each Mortgage Loan, the unpaid principal balance of such Mortgage Loan as of any date of determination after giving effect to payments of principal received before such date.

Person: Any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Post-Securitization TPR: A post-securitization forensic review to audit loan information and monitor representations and warranties in accordance with Moody’s Criteria for Evaluating Independent Third-Party Loan Level Reviews for U.S. Residential Mortgage Backed Securities (RMBS), dated as of October 5, 2009, and additions thereto, including, but not limited to, future updates thereof.

Prepayment Charge: With respect to each Mortgage Loan, the additional amount required to be paid if the Mortgagor prepays all or part of such Mortgage Loan’s Outstanding Principal Balance as provided in the related Mortgage Note or Mortgage.

Pre-Securitization TPR: A pre-securitization third-party loan level review to assess the characteristics and quality of the Mortgage Loans in accordance with Moody’s Criteria for Evaluating Independent Third-Party Loan Level Reviews for U.S. Residential Mortgage Backed Securities (RMBS), dated as of October 5, 2009, and additions thereto, including, but not limited to, future updates thereof.

Primary Mortgage Insurance Policy: Each policy of primary mortgage insurance the form and substance of which conforms with the primary mortgage insurance policy guidelines of Fannie Mae and Freddie Mac.

Principal Prepayment: Any full or partial payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Prior Owner: Any Person who at any time had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee, any servicer, or otherwise, but excluding any Person having an interest solely as a provider of warehouse, repurchase or other financing to a Person having an interest in a Mortgage Loan.

Privacy Laws: As defined in Section 9.09(b).

Purchase Price: As defined in Section 2.02.

Purchase Price and Terms Letter or PPTL: As defined in the Recitals to this Agreement which may also be a form of trade execution notice, which may be in the form of Exhibit D.

Purchaser: [__], its successors in interest and assigns.

Qualified Appraiser: With respect to each Mortgage Loan, an appraiser licensed or certified by the applicable governmental body in which the Mortgaged Property is located, duly appointed by the Seller or Originator that performs any property valuation, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof and received no benefit from, and such appraiser’s or such other Person’s compensation or referral of further business from the Originator and the flow of business from the Originator was not affected by the approval or disapproval of the Mortgage Loan and the selection of such appraiser or any other Person performing any property valuation was made independently of the broker (where applicable) and the Originator’s loan sales and loan production personnel. Such appraiser satisfies the requirements of Fannie Mae or Freddie Mac for selecting an independent appraiser (including but not limited to the Home Valuation Code of Conduct) and Title XI of FIRREA and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

Qualified Correspondent: Any Person from which the Seller purchased Mortgage Loans, provided that the following conditions are satisfied: (i) such Mortgage Loans were originated pursuant to an agreement (x) between the Seller and such Person that contemplated that such Person would underwrite mortgage loans from time to time, for sale to the Seller, or (y) with the prior written consent of Purchaser, which consent may be via electronic mail, between such Person and a third-party originator that contemplated that such third-party originator would underwrite or acquire mortgage loans from time to time, for sale to such Person, in each case, in accordance with underwriting standards or guidelines that do not vary materially from the Underwriting Standards, or if not underwritten in conformance with the Underwriting Standards, there is an exception report describing the exception in the Servicing File and compensating factors as set forth on Exhibit F which are fully documented in the related Servicing File; (ii) such Mortgage Loans were in fact underwritten as described in clause (i) above and were acquired by the Seller within one hundred eighty (180) days after origination; and (iii) the Seller employed, at the time such Mortgage Loans were acquired by the Seller, pre-purchase or post-purchase quality assurance procedures (which may involve, among other things, review of a sample of mortgage loans purchased during a particular time period or through particular channels) designed to ensure that Persons from which it purchased mortgage loans properly applied the Underwriting Standards or there is an exception report describing the exception in the Servicing File and compensating factors as set forth on Exhibit F which are fully documented in the related Servicing File.

Qualified Insurer: An Insurer duly qualified as such under the laws of the states in which the Mortgaged Properties are located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided by the insurance policy issued by it, approved as an insurer by Fannie Mae and Freddie Mac.

Rating Agencies: S&P, Moody’s, Fitch, DBRS, Kroll or, in the event that some or all ownership of the Mortgage Loans is evidenced by mortgage-backed securities, the nationally recognized rating agencies issuing ratings with respect to such securities, if any.

Rating Agency Disclosure: As defined in Section 7.01(b)(xi).

Reconstitution Agreement: The agreement or agreements entered into by the Seller and the Purchaser or any successor and/or certain third parties on the Reconstitution Date or Dates with respect to any or all of the Mortgage Loans sold by Seller to Purchaser hereunder, in connection with a Whole Loan Transfer or Securitization Transaction as provided in Section 7.01.

Reconstitution Date: The date or dates on which any or all of the Mortgage Loans sold by Seller to Purchaser under this Agreement shall be reconstituted as part of a Whole Loan Transfer or Securitization Transaction pursuant to Section 7.01 hereof.

Refinanced Mortgage Loan: A Mortgage Loan which was made to a Mortgagor who owned the Mortgaged Property prior to the origination of such Mortgage Loan and the proceeds of which were used in whole or part to satisfy an existing mortgage.

Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,631 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

REMIC: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

Repurchase Price: With respect to any Mortgage Loan, a price equal to (i) the greater of (A) the product of the percentage of par stated in the related Purchase Price and Terms Letter and the Outstanding Principal Balance of the related Mortgage Loan on the related repurchase date and (B) the Outstanding Principal Balance of the Mortgage Loan on the related repurchase date, plus (ii) interest on such Outstanding Principal Balance at the related Mortgage Interest Rate from the last date through which interest was last distributed to the Purchaser (from payments from the related Mortgagor) through the day prior to the date of repurchase, plus (iii) reasonable third party expenses incurred in connection with the transfer of the Mortgage Loan being repurchased, plus (iv) any accrued unpaid interest remitted by the Purchaser to the Seller with respect to such Mortgage Loan on the related Closing Date, plus (v) any unreimbursed advances (including nonrecoverable advances) allocable to such Mortgage Loan paid by any party other than the Seller, less (vi) amounts received in respect of such repurchased Mortgage Loan which are being held by the Seller on behalf of the Purchaser for distribution in the month of repurchase. With respect to any Mortgage Loan which has been liquidated, a price equal to the greater of (i) the aggregate losses incurred by the Purchaser (including actual losses incurred by the Purchaser including principal and other out-of-pocket expenses but not imputed losses) or (ii) the amount (if any) by which the portion of the Purchase Price paid by the Purchaser to the Seller for such Mortgage Loan exceeded 100% of the Outstanding Principal Balance of the Mortgage Loan as of the related Closing Date.

S&P: Standard & Poor’s, a division of the McGraw-Hill Companies, Inc., or its successor in interest.

Section 404 Notice: A notice, in form and substance satisfactory to the Purchaser, advising the Mortgagor of the sale of the related Mortgage Loan to the Purchaser, or its designee, in accordance with Section 404 of the Helping Families Save Their Homes Act of 2009.

Securities Act: The Securities Act of 1933, as amended.

Securitization Transaction: Any transaction involving either (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or (2) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

Security Agreement: With respect to a Co-op Loan, the agreement or mortgage creating a security interest in favor of the originator of the Co-op Loan in the related Co-op Stock.

Seller Information: As defined in Section 8.04(a).

Servicing Advances: All customary, reasonable and necessary “out-of-pocket” costs and expenses incurred after the applicable Cut-off Date by the servicer in the performance of its servicing obligations hereunder, including, but not limited to, (a) the cost of preservation, inspection, restoration, protection and repair of a Mortgaged Property or real estate owned property, including without limitation advances in respect of prior liens, insurance, real estate taxes and assessments, (b) the cost of any collection, enforcement or judicial proceedings, including without limitation foreclosures, collections and liquidations, (c) the cost of the conservation, management, valuation, sale and liquidation of any real estate owned property, (d) the cost of obtaining any legal documentation required to be included in the Servicing File and/or correcting any outstanding title issues (i.e., any lien or encumbrance on the Mortgaged Property that prevents the effective enforcement of the intended lien position or any lien on an real estate owned property that prevents the timely liquidation thereof) reasonably necessary for the servicer to perform its obligations under this Agreement, (e) the cost of executing and recording instruments of satisfaction, deeds of reconveyance or Assignments of Mortgage to the extent not recovered from the related Mortgagor, (f) expenses of complying with loss mitigation programs and (g) fees and expenses incurred in connection with sales, refinancings or short refinancings of Mortgage Loans.

Servicing Fee: With respect to each Mortgage Loan, and as further set forth in each servicing or subservicing agreement between the Seller and Purchaser, the Servicing Fee set forth for each Mortgage Loan on the related servicing fee schedule attached as an exhibit to the related servicing agreement or subservicing agreement between the Purchaser and the Seller. Such fee shall be payable monthly. For any partial month, the Servicing Fee for such month shall be prorated at a per diem rate based upon a 30-day month.

Servicing File: With respect to each Mortgage Loan, the documents pertaining thereto specified in Exhibit A-2 (which may be in imaged form) and copies of all documents for such Mortgage Loan specified in Exhibit A-1.

Servicing Rights: With respect to each Mortgage Loan, any and all of the following: (a) all rights to service the Mortgage Loan; (b) all rights to receive servicing fees, additional servicing compensation (including without limitation any late fees, assumption fees, penalties or similar payments and income on escrow accounts or other receipts), reimbursements or indemnification for servicing the Mortgage Loan, and any payments received in respect of the foregoing and proceeds thereof; (c) the right to collect, hold and disburse Escrow Payments or other similar payments and any amounts actually collected with respect thereto and to receive interest income on such amounts to the extent permitted by Applicable Law; (d) all accounts and other rights to payment related to any of the property described in this paragraph; (e) possession and use of any and all Servicing Files or pertaining to the past, present or prospective servicing of the Mortgage Loans; (f) all rights, powers and privileges incident to any of the foregoing; and (g) all agreements or documents creating, defining or evidencing any of the foregoing rights to the extent they relate to such rights.

Servicing Transfer Date: With respect to each sale and purchase of Mortgage Loans as contemplated hereunder, and in the event the Purchaser shall also instruct the Seller to transfer the servicing of any Mortgage Loan as permitted under this Agreement, the servicing transfer date as set forth in the applicable PPTL.

Static Pool Information: Static pool information as described in Item 1105(a)(1)-(3) and 1105(c) of Regulation AB.

Third-Party Originator: Each Person, other than a Qualified Correspondent, that originated Mortgage Loans acquired by the Seller.

Underwriting Standards: As to each Mortgage Loan, the Purchaser’s Underwriting Standards applicable to the origination of the Mortgage Loans that are designated in each applicable PPTL. The Underwriting Standards may be amended from time to time by the Purchaser upon thirty (30) days’ notice to, and approval of, the Seller and any such amendments shall be incorporated into each applicable PPTL; references to the Underwriting Standards with respect to any Mortgage Loan shall mean the Underwriting Standards as in effect at the time of the interest rate commitment related to the origination of each applicable Mortgage Loan. For the avoidance of doubt, Seller shall originate each Mortgage Loan pursuant to the terms of the then most recent Underwriting Standards in effect at the time of the related interest rate commitment for each applicable Mortgage Loan. Notwithstanding anything contained herein to the contrary, with respect to any nonmaterial changes to the Underwriting Standards, the Underwriting Standards may be amended from time to time upon thirty (30) days’ notice to the Seller.

Whole Loan Transfer: As defined in Section 7.01(a)(i).

ARTICLE II

RECORD TITLE AND POSSESSION OF MORTGAGE FILES; BOOKS AND RECORDS; CUSTODIAL AGREEMENT; DELIVERY OF MORTGAGE LOAN DOCUMENTS

Section 2.01 Agreement to Purchase

The Seller agrees to sell and the Purchaser agrees to purchase on each Closing Date pursuant to this Agreement and the related Purchase Price and Terms Letter, the Mortgage Loans being sold by the Seller and listed on the Mortgage Loan Schedule, including the Servicing Rights associated therewith, having an aggregate Outstanding Principal Balance in an amount as set forth in the related Purchase Price and Terms Letter, or in such other amount as agreed by the Purchaser and the Seller as evidenced by the actual aggregate Outstanding Principal Balance of the Mortgage Loans accepted by the Purchaser on such Closing Date. The Seller shall deliver in an electronic format the Mortgage Loan Schedule for the Mortgage Loans to be purchased on such Closing Date to the Purchaser at least five (5) Business Days prior to such Closing Date.

As of each Closing Date, the Seller will have sold, transferred, assigned, set over and conveyed to the Purchaser, without recourse, and the Seller hereby acknowledges that, upon receipt of the Purchase Price, the Purchaser will have, all the right, title and interest of the Seller in and to the Mortgage Loans.

Section 2.02 Purchase Price

The Purchase Price for the Mortgage Loans in a Mortgage Loan Package shall be equal to the sum of

(a)

the percentage of par as stated in the related Purchase Price and Terms Letter (subject to adjustment as provided therein), multiplied by the aggregate Outstanding Principal Balance of the Mortgage Loans listed on the related Mortgage Loan Schedule as of the related Cut-off Date, plus

(b)

accrued interest on such aggregate Outstanding Principal Balance of the Mortgage Loans at the weighted average Mortgage Interest Rate of such Mortgage Loans from the last paid-through date to but not including such Closing Date (the “Purchase Price”).

If so provided in the Purchase Price and Terms Letter, portions of the Mortgage Loans may be priced separately. The Purchaser and the Seller acknowledge and agree that the Purchase Price paid for each Mortgage Loan includes a premium allocable to the portion of such Mortgage Loan that constitutes the related Servicing Rights, and the Purchaser shall own the Servicing Rights relating to each Mortgage Loan sold to the Purchaser on each Closing Date.

The Purchase Price set forth in the Purchase Price and Terms Letter for the Mortgage Loans in a Mortgage Loan Package shall be paid on the related Closing Date by wire transfer of immediately available funds.

With respect to each Mortgage Loan, the Purchaser shall, upon payment of the Purchase Price, own and be entitled to

(i) the principal portion of all Monthly Payments collected on or after the Cut-off Date,

(ii) all other recoveries of principal collected on or after the Cut-off Date, and

(iii) all payments of interest on the Mortgage Loans received on or after the Cut-off Date.

The Outstanding Principal Balance of each Mortgage Loan as of the Cut-off Date is determined after application of payments of the principal portion of Monthly Payments received prior to the Cut-off Date, together with any unscheduled Principal Prepayments collected prior to the Cut-off Date.

The Purchaser shall have no obligation to remit to the Seller any amounts of unreimbursed Servicing Advances, it being understood that the Seller shall be solely responsible for any such amounts.

Section 2.03 Servicing of Mortgage Loans

On each Closing Date, the Mortgage Loans in the related Mortgage Loan Package will be sold by the Seller to the Purchaser on a servicing released basis.

(a)

The Seller shall service the Mortgage Loans until a Servicing Transfer Date designated by the Purchaser in strict compliance with (i) any applicable servicing agreement or subservicing agreement between the Purchaser and the Seller or (ii) such other servicing agreement or subservicing agreement as set forth in the related Purchase Price and Terms Letter.

(b)	For the avoidance of doubt, the Purchaser owns the Servicing Rights relating to each Mortgage Loan sold to the Purchaser on each Closing Date.

(c)

In the event the Purchaser shall instruct Seller to transfer the servicing of any Mortgage Loan as permitted under this Agreement, the Seller shall transfer any such Mortgage Loan by an electronic data processing method to such Person as the Purchaser may designate (the “Successor Servicer”) on the applicable Servicing Transfer Date. The Seller shall cooperate with the Successor Servicer in connection with the transfer of servicing of the Mortgage Loans to the Successor Servicer and make all commercially reasonable efforts to consummate the transfer of servicing of the Mortgage Loans by the Servicing Transfer Date, including but not limited to the following:

(i) Servicing Transfer Notices. At least fifteen (15) days prior to the related Servicing Transfer Date, Seller shall prepare and send via U.S. mail a servicing transfer notice (good bye letter) to each Mortgagor that advises such Mortgagor of the transfer to the Successor Servicer of the servicing for the related Mortgage Loan. Seller shall provide the Successor Servicer with a copy of its form of such servicing transfer notice being sent to the Mortgagors.

Within fifteen (15) days of the Servicing Transfer Date, Seller also shall provide notice for any applicable private mortgage insurance policies that may be in force for any Mortgage Loan and any related property hazard insurer for each Mortgaged Property that a change in mortgagee for each Mortgage Loan has occurred as of the related Closing Date to Purchaser and that the loan servicing has been transferred to the Successor Servicer; provided, however, that with respect to any forced placed insurance and any other insurance coverage paid by the Seller or the lender relating to the Mortgage Loans (collectively, the “Terminated Insurance Contracts”), as of the Servicing Transfer Date Seller shall cancel and terminate all of the Terminated Insurance Contracts relating to the Mortgage Loans without any obligation to transfer or provide notice regarding such Terminated Insurance Contracts to or for the benefit of Purchaser; provided, however, that the Seller shall not cancel or terminate any force-placed insurance contracts as to which there are any outstanding claims against such policy and the Seller shall transfer such claims to the Successor Servicer.

(ii) Loan Servicing Data and Servicing Files. On the third (3rd) Business Day following the Servicing Transfer Date, Seller shall (i) prepare in computer or digital format the relevant information for the loan data fields for each Mortgage Loan (the “Loan Servicing Data”) that sets forth all of Seller’s servicing information for each Mortgage Loan as of the Servicing Transfer Date, (ii) upload such information in a secure electronic data room and (iii) grant the Successor Servicer access to such electronic data room. An example of such Loan Servicing Data shall be furnished by Seller to Purchaser on the third Business Day following the Closing Date. Seller shall not have any responsibility for the conversion of the Loan Servicing Data into a different file format or the addition or modification of any data fields. Seller shall deliver such Loan Servicing Data to the Successor Servicer via overnight courier on the third (3rd) Business Day following the Servicing Transfer Date. Upon the request of Successor Servicer via email, Seller shall make reasonable efforts to send the information on such Loan Servicing Data via an electronic transmission, including either email or modem. If Seller has not already shipped the loan servicing files for each Mortgage Loan, then on the third (3rd) Business Day following the related Servicing Transfer Date, Seller shall ship to the Successor Servicer a complete original of the loan servicing file for each Mortgage Loan, so that such files are received no later than three (3) Business Days after such Servicing Transfer Date.

(iii) Receipt of Loan Payments. From the related Cut-off Date until the related Servicing Transfer Date, all payments received by Seller on the Mortgage Loans shall be properly applied by Seller to the account of the related Mortgagor and remitted to the Purchaser via wire transfer of immediately available funds on the tenth (10th) Business Day of each month following the related Closing Date.

On the fifth (5th) Business Day following the Servicing Transfer Date, Seller shall remit to the Successor Servicer any amounts not previously remitted to the Purchaser and then being held by it in the collection account attributable to collections received from the Mortgage Loans after the Cut-off Date and prior to the Servicing Transfer Date and the escrow accounts attributable to Escrow Payments received from the Mortgage Loans after the Cut-off Date and prior to the Servicing Transfer Date, which amounts shall be reduced by and be net of the Servicing Fees payable to Seller; provided that, notwithstanding the foregoing and if not otherwise set forth in any applicable servicing agreement or subservicing agreement, Purchaser shall reimburse Seller for any Servicing Advances incurred from the related Closing Date until the related Servicing Transfer Date within ten (10) Business Days of receipt of the documentation related to such Servicing Advances; provided further, that such documentation relates to Servicing Advances made by Seller during such period. With respect to each such remittance to Purchaser, Seller also shall prepare and deliver a schedule to Purchaser, at the email address as provided by Purchaser from time to time, that includes information on each such payment received by Seller on such Mortgage Loans for such period and the manner in which each such payment was applied to the account of the related Mortgagor.

Following the related Servicing Transfer Date, Seller shall not process and apply payments, but rather shall endorse and forward to the Successor Servicer any payments received by Seller on such Mortgage Loans on a weekly basis following Seller’s receipt of such payments. On a weekly basis, Seller shall deliver such payments to the Successor Servicer via overnight courier for a period of thirty (30) days following the Servicing Transfer Date and thereafter via U.S. mail, first class delivery.

(iv) Deliveries to Purchaser and Bank Wire Instructions. In connection with the transfer of servicing, Seller shall make all physical deliveries of the Loan Servicing Data, the loan servicing files, any loan payments after the Servicing Transfer Date and any other documentation relating to the servicing transfer to the Successor Servicer at address identified by the Purchaser with respect to such Servicing Transfer Date.

Any amounts to be remitted to the Successor Servicer on behalf of Purchaser shall be made by wire transfer to an account designated by the Successor Servicer or Purchaser.

Section 2.04 Record Title and Possession of Mortgage Files; Maintenance of Servicing Files

In accordance with Section 2.07, the Seller shall deliver at its own expense, the complete Mortgage Files for the related Mortgage Loans to Purchaser or its designee. From each Closing Date, the ownership of each related Mortgage Loan, including the Mortgage Note, the Mortgage, the contents of the related Mortgage File and all rights, benefits, proceeds and obligations arising therefrom or in connection therewith, has been vested in the Purchaser. All rights arising out of the Mortgage Loans including, but not limited to, all funds received on or in connection with the Mortgage Loans (subject to Section 2.02 above) and all records or documents with respect to the Mortgage Loans prepared by or which come into the possession of the Seller shall be received and held by the Seller in trust for the benefit of the Purchaser as the owner of the Mortgage Loans. Any portion of the Mortgage Files retained by the Seller shall be appropriately identified in the Seller’s computer system to clearly reflect the ownership of the Mortgage Loans by the Purchaser.

In addition, in connection with the assignment of any MERS Mortgage Loan, within thirty (30) days after the Closing Date with respect to such Mortgage Loan, Seller, at its own expense, shall cause the MERS System to clearly indicate that such Mortgage Loan has been assigned by Seller to Purchaser in accordance with this Agreement by providing any information required by the MERS System to identify Purchaser as the beneficial owner of such Mortgage Loans. Seller shall maintain in good standing its membership in MERS and comply with all rules, policies and procedures of MERS including, without limitation, the MERS rules of membership, as amended, and the MERS procedures manual, as amended. Seller shall not alter the information referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement without Purchaser’s prior approval unless and until such Mortgage Loan is repurchased, assigned or otherwise transferred in accordance with the terms of this Agreement. Seller shall cooperate with Purchaser to the extent necessary to ensure that any transfer of ownership or servicing is appropriately reflected on the MERS System.

Section 2.05 Books and Records

The sale of each Mortgage Loan will be reflected on the Seller’s balance sheet and other financial statements as a sale of assets by the Seller. The Seller shall maintain a complete set of books and records for the Mortgage Loans sold by it which shall be appropriately identified in the Seller’s computer system to clearly reflect the ownership of the Mortgage Loans by the Purchaser. The Seller shall, at the Purchaser’s expense, deliver to the Purchaser copies of its books and records reasonably requested by the Purchaser. To the extent that original documents are not required for purposes of realization of liquidation proceeds or insurance proceeds, documents maintained by the Seller may be in the form of microfilm or microfiche or such other reliable means of recreating original documents, including but not limited to, optical imagery techniques so long as the Seller complies with the requirements of the Fannie Mae Guides.

In addition to the foregoing, the Seller shall provide to any supervisory agents or examiners that regulate the Purchaser, access, during normal business hours, upon reasonable advance notice to the Seller and without charge to the Seller or such supervisory agents or examiners, to any documentation regarding the Mortgage Loans that may be reasonably required by any applicable regulator.

Section 2.06 Transfer of Mortgage Loans

The Seller shall keep at its office books and records in which, subject to such reasonable regulations as it may prescribe, the Seller shall note transfers of Mortgage Loans. Upon receipt of notice of the transfer, the Seller shall mark its books and records to reflect the ownership of the Mortgage Loans by such assignee, and the Purchaser shall be released from its obligations hereunder arising after such transfer with respect to the Mortgage Loans sold or transferred.

Section 2.07 Delivery of Mortgage Loan Documents

Seller shall deliver and release to Purchaser or its designee the Mortgage Loan Documents no later than five (5) Business Days prior to the Closing Date pursuant to a bailee letter agreement substantially in the form of Exhibit C attached hereto to be entered into by and among Seller, Purchaser and Purchaser’s document custodian. Notwithstanding the foregoing, if Seller cannot deliver on the Closing Date the original title policy with respect to a Mortgage Loan, Seller shall, promptly upon receipt thereof and in any case no later than one hundred and twenty (120) days from the date of origination of such Mortgage Loan, deliver such policy to Purchaser or its designee. Further, if Seller cannot, within the timeframe above, deliver any other Mortgage Loan Documents which are required to be recorded and have been properly submitted for recording solely because the appropriate recording office has not returned such documents, Seller shall have until one hundred eighty (180) days from the date of origination of the related Mortgage Loan to deliver such original, recorded Mortgage Loan documents to Purchaser or its designee. Seller shall use its best efforts to effect delivery of all recorded documents within time frames set forth herein. Additionally, Seller shall pay all initial recording fees and any other fees in connection with the transfer of the Mortgage Loan Documents to Purchaser or its designee.

If the Seller fails to deliver any Mortgage Loan Document with respect to a Mortgage Loan within the timeframes specified in this Section 2.07, Purchaser may, at its option, either (x) require Seller to repurchase such Mortgage Loan at the Repurchase Price and in the manner set forth in Section 3.03 (any cure period set forth therein shall be deemed to have expired) or (y) undertake to procure such document and Seller shall reimburse Purchaser within ten (10) Business Days of receiving Purchaser’s written demand therefor, for any reasonable out-of-pocket costs, fees and expenses incurred by Purchaser, or its designee, in connection with such procurement.

Any review by the Purchaser or its designee of the Mortgage Files shall in no way alter or reduce the Seller’s obligations hereunder.

Subject to the provisions related to the delivery of recorded documents set forth above, if the Purchaser or its designee discovers any material defect with respect to any document constituting part of a Mortgage File, the Purchaser shall, or shall cause its designee to, give written specification of such defect to the Seller and the Seller shall cure or repurchase such Mortgage Loan in accordance with Section 3.03.

Section 2.08 Quality Control Procedures

The Seller must have internal quality control procedures that verify, on a regular basis, the existence and accuracy of the legal documents, credit documents, property appraisals, underwriting decisions, and regulatory compliance. The program must be capable of evaluating and monitoring the overall quality and regulatory compliance of its loan production and servicing activities. The program must be designed to (a) ensure that the Mortgage Loans are originated and serviced in accordance with prudent mortgage banking practices and Applicable Law and (b) detect and prevent dishonest, fraudulent, or negligent acts, errors and omissions by officers, employees, or other authorized persons.

Section 2.09 Examination of Mortgage Loan Eligibility

The Seller understands that the Purchaser agrees, subject to the terms and provisions of this Agreement, to purchase only mortgage loans that conform with any terms set forth in the related Purchase Price and Terms Letter and that the Mortgage Loans have been underwritten at origination (or re-underwritten) in accordance with the Underwriting Standards, and if not in conformance with the Underwriting Standards, there is an exception report describing the exception in the Servicing File and compensating factors (i) as set forth on Exhibit F which are fully documented in the related Servicing File, or (ii) as set forth in an exhibit to the related PPTL which accurately describes the exception and the related compensating factors; provided that any deviation to such guidelines is based on compensating factors which are disclosed to and, following the closing of the Mortgage Loan by Seller, accepted by the Purchaser prior to such purchase; provided further, that no exceptions to the Underwriting Standards shall be permitted with respect to the LTV requirements set forth in the Underwriting Standards that would result in the LTV exceeding the maximum LTV permitted under Purchaser’s eligibility criteria for such program. For purposes of this Agreement, the Purchaser shall act in a commercially reasonable manner in determining if the compensating factors with respect to any exception related to a Mortgage Loan are acceptable.

Prior to the related Closing Date but following the origination of any Mortgage Loan, the Seller shall have provided the Purchaser with appraisal documentation (the “Appraisal Package”) to enable the Purchaser (or its due diligence vendor) to perform a satisfactory valuation review of the related Mortgaged Property in accordance with the Underwriting Standards. The Seller agrees that the Purchaser shall be under no obligation to purchase any Mortgage Loan if the Purchaser has not been provided with such Appraisal Package, completed such review prior to the related Closing Date of the Mortgage Loan and is in agreement with the valuation.

Upon reasonable request from the Purchaser no later than four (4) Business Days prior to the related Closing Date but following the related origination date, the Seller shall deliver to the Purchaser or its designee in escrow, for examination with respect to each Mortgage Loan to be purchased, all credit and servicing files (including, without limitation, any related Mortgagor’s payment history (at least 12 months, if applicable)), pertaining to each Mortgage Loan. The Purchaser may appoint at Purchaser’s sole cost and expense a third party diligence firm to perform a due diligence review of the Mortgage Loans proposed to be sold to determine the compliance of the Mortgage Loans with the Underwriting Standards, the loan level representations and warranties set forth herein and Purchaser’s eligibility criteria. The Seller shall deliver or make available all required documentation with respect to the origination and/or servicing of each Mortgage Loan in the manner described herein. The Seller will also make available a current credit score of each Mortgagor provided by Fair Isaac Corporation or such other organization acceptable to the Purchaser. Such examination may be made by the Purchaser or its designee at any reasonable time before or after the related Closing Date. If the Purchaser makes such examination prior to the related Closing Date and determines, in its sole discretion, that any Mortgage Loans are unacceptable to the Purchaser due to a failure to conform to the Underwriting Standards, the loan level representations and warranties set forth herein and Purchaser’s eligibility criteria, such Mortgage Loans shall be deleted from the related Mortgage Loan Schedule and the Purchaser shall have no obligation to purchase such deleted Mortgage Loans. The Purchaser may, at its option and without notice to the Seller, purchase some or all of the Mortgage Loans without conducting any partial or complete examination. The fact that the Purchaser or its designee (including any due diligence vendor) has conducted or has failed to conduct any partial or complete examination of the Mortgage Files shall not affect the Purchaser’s (or any of its successor’s) rights to demand repurchase or other relief or remedy provided for herein.

Section 2.10 Closings

Each closing for the purchase and sale of the Mortgage Loans shall take place on a Closing Date. The closing shall be either: by telephone, confirmed by letter, email or wire as the parties shall agree, or conducted in person, at such place as the parties shall agree.

The closing for the Mortgage Loans to be purchased on a Closing Date shall be subject to each of the following conditions:

(a)

at least five (5) Business Days prior to the Closing Date, the Seller shall deliver to the Purchaser a CD, or transmit by e-mail, a listing on a loan-level basis of the information contained in the Mortgage Loan Schedule;

(b)

all of the representations and warranties of the Seller under this Agreement shall be materially true and correct as of the Closing Date or, with respect to representations and warranties made as of a date other than the Closing Date, as of such date, and no event shall have occurred which, with notice or the passage of time, would constitute a material default under this Agreement;

(c)

the Purchaser shall have received, or the Purchaser’s attorneys shall have received in escrow, all closing documents (subject to Section 2.07), in such forms as are agreed upon and acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the terms hereof;

(d)	the Seller shall have delivered and released to the Purchaser (or its designee) on or prior to the Closing Date all documents required pursuant to the terms of this Agreement; and

(e)	all other terms and conditions of this Agreement and the Purchase Price and Terms Letters shall have been materially complied with.

Subject to the foregoing conditions, the Purchaser shall pay to the Seller on the Closing Date, the Purchase Price pursuant to Section 2.02 of this Agreement, by wire transfer of immediately available funds to the account designated by the Seller.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE SELLER; REPURCHASE; REVIEW OF MORTGAGE LOANS

Section 3.01 Representations, Warranties and Covenants of the Seller

Seller represents, warrants and covenants to the Purchaser that as of each Closing Date or as of such date specifically provided herein:

(a)

The Seller is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has all licenses necessary to carry out its business as now being conducted, and is licensed and qualified to transact business in and is in good standing under the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and the servicing of each Mortgage Loan in accordance with this Agreement and Applicable Law, or is otherwise exempt under Applicable Law from such licensing or qualification or is otherwise not required under Applicable Law to effect such licensing or qualification and no demand for such licensing or qualification has been made upon the Seller by any such state;

(b)

The Seller has the full power and authority and legal right to hold, transfer and convey each Mortgage Loan, to sell each Mortgage Loan and to execute, deliver and perform, and to enter into and consummate all transactions contemplated by this Agreement and the related Purchase Price and Terms Letter and to conduct its business as presently conducted; the Seller has duly authorized the execution, delivery and performance of this Agreement and any agreements contemplated hereby, has duly executed and delivered this Agreement and the related Purchase Price and Terms Letter, and any agreements contemplated hereby, and this Agreement and the related Purchase Price and Terms Letter and each Assignment of Mortgage to the Purchaser and any agreements contemplated hereby, constitute the legal, valid and binding obligations of the Seller, enforceable against it in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization and similar laws, and by equitable principles affecting the enforceability of the rights of creditors; and all requisite corporate action has been taken by the Seller to make this Agreement, the related Purchase Price and Terms Letter and all agreements contemplated hereby valid and binding upon the Seller in accordance with their terms.

(c)

Neither the execution and delivery of this Agreement, the related Purchase Price and Terms Letter, the sale of the Mortgage Loans to the Purchaser, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement and the related Purchase Price and Terms Letter will conflict with any of the terms, conditions or provisions of the Seller’s formation documents or materially conflict with or result in a material breach of any of the terms, conditions or provisions of any legal restriction or any agreement or instrument to which the Seller is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any Applicable Law to which the Seller or its property is subject.

(d)

There is no litigation, suit, proceeding or investigation pending or, to the best of the Seller’s knowledge, threatened, or any order or decree outstanding against the Seller, which is reasonably likely to have a material adverse effect on the sale of the Mortgage Loans, the execution, delivery, performance or enforceability of this Agreement or the related Purchase Price and Terms Letter, or which is reasonably likely to have a material adverse effect on the business, operations or financial condition of the Seller or its ability to perform under the terms of this Agreement.

(e)

No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of or compliance by the Seller with this Agreement and the related Purchase Price and Terms Letter, except for consents, approvals, authorizations and orders which have been obtained.

(f)

The consummation of the transactions contemplated by this Agreement and the related Purchase Price and Terms Letter are in the ordinary course of business of the Seller, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller pursuant to this Agreement and the related Purchase Price and Terms Letter are not subject to bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

(g)	The Seller will treat the sale of the Mortgage Loans to the Purchaser as a sale for reporting and accounting purposes and, to the extent appropriate, for federal income tax purposes.

(h)

The Seller is an approved seller/servicer of residential mortgage loans for Fannie Mae and/or Freddie Mac and is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Section 203 of the National Housing Act, with facilities, procedures and experienced personnel necessary for the origination, acquisition and/or servicing of mortgage loans of the same type as the Mortgage Loans. No event has occurred which would make the Seller unable to comply with eligibility requirements or which would require notification to either Fannie Mae or Freddie Mac (except for such loan level notices as are customary for the servicing of loans, such as compensatory fee communications, which do not present a significant risk of compromising the Seller’s approval with Fannie Mae or Freddie Mac).

(i)

The Seller does not believe, nor does it have any cause or reason to believe, that it cannot perform in all material respects each and every covenant contained in this Agreement and the related Purchase Price and Terms Letter. The Seller is solvent and the sale of the Mortgage Loans will not cause the Seller to become insolvent. The sale of the Mortgage Loans is not undertaken with the intent to hinder, delay or defraud any of the Seller’s creditors.

(j)

No written statement, tape, electronic data/information, form, report or other document prepared by, or on behalf of, the Seller as required under this Agreement, the related Purchase Price and Terms Letter or in connection with the transactions contemplated hereby, contains or will contain any statement that is or will be inaccurate or misleading in any material respect or omits or will omit to state a fact necessary to make the statements contained therein not misleading in all material respects.

(k)

All financial statements provided by the Seller fairly present the pertinent results of operations and changes in financial position for each of such periods and the financial position at the end of each such period of the Seller and its subsidiaries and have been prepared in accordance with GAAP consistently applied throughout the periods involved, except as set forth in the notes thereto. Seller meets all net worth requirements imposed by Applicable Law, and Seller’s financial statements support such finding. There has been no change in the business, operations, financial condition, properties or assets of the Seller since the date of the Seller’s most recent financial statements that would have a material adverse effect on its ability to perform its obligations under this Agreement or the related Purchase Price and Terms Letter.

(l)	The Seller has not dealt with any broker, investment banker, agent or other person that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans.

(m)

The Seller is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the MERS Mortgage Loans for as long as such Mortgage Loans are registered with MERS.

(n)

The Seller and each other Obligated Party and any servicer is (or, during the period in which it held and disposed of an interest in any Mortgage Loan or engaged in any activity with respect to any Mortgage Loan, was) duly licensed or approved and validly authorized under Applicable Law to originate, own, service, hold interest in, or engage in activities with respect to such Mortgage Loan, or was exempt from such licensing or approval requirements and (ii) all other parties that have had any interest in any Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable licensing requirements of the laws of the state wherein the related Mortgaged Property is located.

(o)

The Seller is not in default under any agreement, contract, instrument or indenture, including but not limited to any loan agreement or other financing agreement, to which the Seller is a party or by which it (or any of its assets) is bound, which default would have a Material Adverse Effect, nor has any event occurred which, with the giving of notice, the lapse of time or both, would constitute a default under any such agreement, contract, instrument or indenture, including but not limited to any loan agreement or other financing agreement, and have a Material Adverse Effect.

(p)

With respect to the sale of each Mortgage Loan that is not a Business Purpose Mortgage Loan in any Mortgage Loan Package by the Seller to the Purchaser, the Seller (at its expense) shall deliver the Section 404 Notice to each related Mortgagor on behalf of the Purchaser within thirty (30) days after the date on which (i) such Mortgage Loan Package is sold to Purchaser and (ii) the Purchaser sells or assigns a Mortgage Loan in the related Mortgage Loan Package. The Seller shall provide the Purchaser with copies of all such related notices within thirty (30) days following the related Closing Date.

Section 3.02 (A) Representations and Warranties as to Individual Mortgage Loans that are not Business Purpose Mortgage Loans.

Seller hereby represents and warrants to Purchaser, as to each Mortgage Loan that are not Business Purpose Mortgage Loans, as of the applicable Closing Date, or such other date as is specified below, as follows:

(a)	Property Valuation:

(i) Each Mortgage Loan contains a written appraisal prepared by a Qualified Appraiser and the Appraised Value of the Mortgaged Property was determined in accordance with the Underwriting Standards. Each appraisal was written, in form and substance, to (A) customary Fannie Mae standards for Mortgage Loans of the same type as such Mortgage Loans, (B) FIRREA and the regulations promulgated thereunder, (C) the Interagency Appraisal and Evaluation Guidelines (75 Federal Register 77450) implemented by the federal banking agencies, as amended and (D) USPAP standards, and satisfies applicable legal and regulatory requirements. Each appraisal was made and signed prior to the final approval of the Mortgage Loan application. Each appraisal was determined and written in accordance with current industry practices and satisfies all applicable legal and regulatory requirements, including but not limited to: (A) the valuation independence standards required by truth-in-lending laws, (B) the disclosure and timing requirements for appraisals and other written valuations required by the equal credit opportunity act as the same may be amended from time to time (or any successor statute or regulation), and (C) the substantive requirements required by truth-in-lending laws for each Higher Priced Mortgage Loan. A copy of all Appraisals and other written valuation materials developed in connection with each Mortgage Loan was delivered to the Mortgagor in compliance with the timing requirements of the Equal Credit Opportunity Act, 15 U.S.C. §§ 1691 et seq., as amended, and Regulation B, 12 C.F.R. §§ 1002.1. et seq. its implementing regulation, as amended.

(ii) The person performing any property valuation (including an appraiser) received no benefit from, and such person’s compensation or flow of business from the Mortgage Loan originator was not affected by, the approval or disapproval of the Mortgage Loan. The selection of the person performing the property valuation was made independently of the broker (where applicable) and the originator’s loan sales and loan production personnel. The selection of the appraiser met Fannie Mae’s criteria for selecting an independent appraiser.

(b) Income/Employment Assets: With respect to each Mortgage Loan, the Originator verified the related Mortgagor’s income, employment and/or assets in accordance with the “ability to repay” standards as set forth in Section 129C(a) of the federal truth-in-lending act, 15 U.S.C. § 1639c(a), as further described in Regulation Z, 12 C.F.R Part 1026.43(c), as may be amended from time to time (or any successor statute or regulation), as modified by the restrictions contained in the Underwriting Standards, and employed procedures designed to reasonably authenticate the documentation supporting such income, employment and/or assets. With respect to each such Mortgage Loan, in order to test the reasonableness of the income and/or cash flow, the Originator used (i) in connection with the Mortgage Loans other than the Bank Statement Loans, transcripts received from the IRS pursuant to a filing of IRS Form 4506-T (when applicable and to the extent specified in the Mortgage Loan Schedule) or (ii) other reasonably reliable third party records acceptable to Purchaser including, with respect to Bank Statement Loans, the applicable number of months of the borrower’s bank statements as required by the Underwriting Standards. The Originator reviewed other attributes of the Mortgagor, which may include but are not limited to, assets, disposable income, reserves and credit history, and reasonably determined that such attributes supported the income or cash flow used to approve the loan.

(c) Occupancy: If applicable as of the related origination date, the applicable Mortgaged Property was lawfully occupied under Applicable Law, and such occupancy was verified in accordance with the Underwriting Standards. The originator has given due consideration to factors, including but not limited to, other real estate owned by the Mortgagor, commuting distance to work, appraiser comments and notes, the location of the property and any difference between the mailing address active in the servicing system and the subject property address to evaluate whether the occupancy status of the Mortgaged Property as represented by the Mortgagor is reasonable.

(d) Source of Loan Payments: No loan payment has been escrowed as part of the loan proceeds on behalf of the Mortgagor. No payments due and payable under the terms of the Mortgage Note and Mortgage or deed of trust, except for seller or builder concessions or temporary buydown funds or amounts paid or escrowed for payment by the Mortgagor’s employer, have been paid by any person who was involved in, or benefited from, the sale or purchase of the Mortgaged Property or the origination, refinancing, sale, purchase or servicing of the Mortgage Loan other than the Mortgagor.

(e) Data: The information set forth in the Mortgage Loan Schedule, including the information contained under each of the headings in the Mortgage Loan Schedule and any diskette or other related data tapes sent to Purchaser, is complete, true and correct in all material respects. The information on the Mortgage Loan Schedule is consistent with the terms of the documents contained in the mortgage files. Any seller or builder concession in excess of the allowable limits established by Fannie Mae has been subtracted from the Appraised Value of the Mortgaged Property for purposes of determining the Loan-to-Value Ratio and Combined Loan-to-Value Ratio. Except for information specified to be as of the origination date of the Mortgage Loan, the Mortgage Loan Schedule contains the most current information possessed by the Seller. No FICO score, appraisal or other property valuation listed on the Mortgage Loan Schedule was more than three months old at the time of funding of the Mortgage Loan.

(f) Fraud: No fraud, error, omission, material misrepresentation, gross negligence, or similar occurrence has taken place in connection with the origination of the Mortgage Loan on the part of (i) the originator of the Mortgage Loan, (ii) any broker or correspondent, (iii) the Mortgagor or (iv) any other person, including without limitation, any appraiser, escrow agent, closing attorney, servicer, realtor, builder, developer or title company involved in the origination of the Mortgage Loan, and no Obligated Party has made any representations to the Mortgagor that are inconsistent with the applicable Mortgage Loan Documents.

(g) Underwriting: Each Mortgage Loan was underwritten in substantial conformance to the criteria contained in the Underwriting Standards in effect on the interest rate lock commitment date, and if not underwritten in conformance with such criteria, there is an exception report describing the exception in the Servicing File and compensating factors (i) as set forth on Exhibit F which are fully documented in the related Servicing File, or (ii) as set forth in an exhibit to the related PPTL which accurately describes the exception and the related compensating factors. For the avoidance of doubt, exceptions identified on Exhibit F or in the related PPTL shall not constitute a breach of this representation and warranty.

(h) No Mortgage Insurance. No Mortgage Loan is subject to or is required to be subject to any Primary Mortgage Insurance Policy.

(i) Regulatory Compliance: Each Mortgage Loan complied with all applicable federal, state and local laws, as amended from time to time, including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, predatory and abusive lending laws and disclosure laws in effect at the time of origination.

(j) Borrower: Except as may otherwise be set forth in the related Mortgage Loan Schedule, the Mortgagor is not in bankruptcy or insolvent and Seller has no knowledge of any circumstances or condition which would cause the Mortgagor to file for bankruptcy or become insolvent. Seller has no knowledge of any circumstances or condition with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor’s credit standing that could reasonably be expected to cause investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become Delinquent or materially adversely affect the value or marketability of the Mortgage Loan. Unless otherwise indicated on the Mortgage Loan Schedule, each Mortgagor is a natural person. As of origination, each Mortgagor was legally permitted to reside in the United States.

(k) Down payment: For each Mortgage Loan whose proceeds were used to purchase the related Mortgaged Property, either (1) the Mortgagor paid with his/her own funds a purchase price equal to at least the lesser of (i) 100% minus the Combined Loan-to-Value Ratio of the Mortgage Loan and (ii) 5% of the purchase price or (2) the Mortgagor received a gift to fund the purchase price in accordance with the Underwriting Standards.

(l) No Prior Liens: Immediately prior to the transfer and assignment of the Mortgage Loan to Purchaser, Seller was the sole owner and holder of the Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature. Purchaser has good and marketable title and has full right and authority to sell and assign the Mortgage Loan.

(m) Enforceability and Priority of Lien: The Mortgage is a valid, subsisting and enforceable first lien on the Mortgaged Property. The Mortgaged Property is free and clear of all encumbrances and liens having priority over the lien of the mortgage except for (i) liens for real estate taxes and special assessments not yet due and payable, (ii) covenants, conditions, and restrictions, rights of way, easements and other matters of public record as of the date of such Mortgage and (iii) such other matters to which like properties are commonly subject which do not individually or in the aggregate materially interfere with the benefits of the security intended to be provided by the Mortgage and any Security Agreement, chattel mortgage or equivalent document related to, and delivered to the Custodian. Seller has full right to sell and assign the Mortgage to Purchaser.

(n) Complete Mortgage Files: Except as provided in Section 2.07, the Mortgage Note, the Mortgage, the Assignment of Mortgage and the other documents set forth in Exhibit A-1 and required to be delivered on the related Closing Date have been delivered to Purchaser or its designee. With respect to each Mortgage Loan, Seller is in possession of a complete Mortgage File including all documents used in the qualification of the Mortgagor except for such documents as have been delivered to Purchaser or its designee.

(o) No Prior Modifications: Except as may otherwise be set forth in the related Mortgage Loan Schedule, none of the Mortgage Loans have been modified. None of the Mortgage Loans has been satisfied, canceled or subordinated in whole or in part, except in each case as reflected in an agreement included in the Mortgage File. With respect to each Mortgage Loan, the Mortgaged Property has not been released in whole or in part from the lien of the Mortgage unless otherwise indicated on the Mortgage Loan Schedule.

(p) Taxes Paid: All taxes, governmental assessments, insurance premiums, homeowner association fees, water, sewer and municipal charges, and other outstanding charges affecting the related Mortgaged Property which previously became due and owing, have been paid, or an escrow of funds has been established, to the extent permitted by law, in an amount sufficient to pay for every such item which remains unpaid.

(q) No Damage/Condemnation: The Mortgaged Property has not suffered damage that would have a material adverse effect on the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended, and each Mortgaged Property is in substantially the same condition it was at the time the most recent Appraised Value was obtained. There is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property.

(r) No Mechanics Liens: The Mortgaged Property is free and clear of all mechanics’ and materialmen’s liens or liens in the nature thereof (and no rights are outstanding that under law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to or equal to or coordinate with, the lien of the related Mortgage.

(s) No Encroachments/Compliance with Zoning: Except for Mortgage Loans secured by a Security Agreement on a long term residential lease, the Mortgaged Property consists of a fee simple estate in real property. All of the improvements which are included for the purpose of determining the Appraised Value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property. No improvements on adjoining properties encroach upon the Mortgaged Property (unless insured against under the related title insurance policy). The Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances.

(t) Certificate of Occupancy: All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting have been made or obtained from the appropriate authorities. No Obligated Party has received notice from the Mortgagor, any Governmental Authority, or any other Person of any noncompliance with any use or occupancy law, ordinance, regulation, standard, license or certificate with respect to the Mortgaged Property.

(u) Loans Current/Prior Delinquencies: Unless noted on the Mortgage Loan Schedule, all payments required to be made up to the due date immediately preceding the related Cut-off Date for such Mortgage Loan under the terms of the related Mortgage Note have been made and no Mortgage Loan has ever been Delinquent 30 days or more.

(v) Mortgage Loan Legal and Binding: The Mortgage Note, the related Mortgage and any other agreement executed by the Mortgagor in connection with the Mortgage Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law). All parties to the Mortgage Note and the related Mortgage had legal capacity to execute such documents. Such documents have been duly and properly executed, and contain, in addition to the loan application, both the full legal name and identification number assigned by the Nationwide Mortgage Licensing System and Registry (“NMLSR”) for (i) the Originator and (ii) the individual loan originator (as the name appears in the NMLSR) who had primary responsibility for the origination of the Mortgage Loan.

(w) Proceeds Fully Disbursed/Recording Fees Paid: The proceeds of the Mortgage Loan have been fully disbursed, there is no requirement for future advances thereunder and all requirements as to completion of improvements and as to disbursements of any escrow funds therefore have been complied with (except for escrow funds for the exterior items which could not be completed due to weather and scheduled to be completed within 12 months following the loan funding date). All costs, fees and expenses incurred in making, closing or recording the Mortgage Loan have been paid except recording fees with respect to Assignments of Mortgage not recorded as of the related Closing Date.

(x) Existence of Title Insurance. Except for (i) any Mortgage Loan secured by a Mortgaged Property located in any jurisdiction as to which an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance is instead received and (ii) any Mortgage Loan secured by Co-op Stock, the Mortgage Loan is covered by an American Land Title Association mortgagee title insurance policy or other generally acceptable form of policy or insurance acceptable to Fannie Mae, issued by a title insurer acceptable to Fannie Mae insuring Seller, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and subject only to (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions, and restrictions, rights of way, easements, and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the Mortgaged Property is located or specifically referred to in the appraisal performed in connection with the origination of the related Mortgage Loan, (C) liens created pursuant to any federal, state, or local law, regulation, or ordinance affording liens for the costs of clean-up of hazardous substances or hazardous wastes or for other environmental protection purposes, and (D) such other matters to which like properties are commonly subject which do not individually, or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage. Immediately prior to the transfer of the Mortgage Loan to Purchaser, Seller was the sole insured of such mortgagee title insurance policy. The assignment to the Purchaser of such mortgagee title insurance policy does not require any consent of or notification to the insurer which has not been obtained. Such mortgagee title insurance policy is in full force and effect. No claims have been made under such mortgagee title insurance policy. No prior holder of the related Mortgage has done, by act or omission, anything which would impair the coverage of such mortgagee title insurance policy. No Obligated Party or any other Person has provided or received any unlawful fee, commission, kickback, or other compensation or value of any kind in connection with such mortgagee title insurance policy.

(y) Hazard and Flood Insurance. The Mortgaged Property is insured by an insurer acceptable to Fannie Mae against loss by fire and such hazards as are covered under a standard extended coverage endorsement. The amount of coverage is not less than the Hazard Insurance Coverage. If the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project. If upon origination of the Mortgage Loan, the Mortgaged Property was in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier. If applicable, the amount of hazard coverage is not less than the Flood Insurance Coverage. Each such insurance policy (i) is issued by a Qualified Insurer, (ii) is a valid and binding obligation of the Insurer and is in full force and effect, (iii) on the date of origination contained a standard mortgagee clause naming Seller or Seller’s predecessor in interest, and their respective successors in interest and assigns, as mortgagee and as loss payee and such clause is still in effect, and (iv) may not be reduced, terminated, or canceled without thirty (30) days’ prior written notice to the mortgagee, and no such notice has been received by any Obligated Party. The related Mortgage obligates the Mortgagor to maintain all such insurance policies at the Mortgagor’s cost and expense, and upon the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to maintain such insurance at the Mortgagor’s cost and expense and to seek reimbursement from the Mortgagor. All premiums due and owing on such insurance policies have been paid.

(z) No Default. There is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note (monetary or otherwise) and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration and there is no default, breach, violation or event of acceleration existing under the mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration. No default, breach, violation or event of acceleration has been waived. No foreclosure action is currently threatened or has been commenced with respect to the Mortgage Loan.

(aa) No Rescission. No Mortgage Note or Mortgage is subject to any right of rescission, set-off, counterclaim or defense. None of the terms will render the Mortgage Note or Mortgage unenforceable or subject it to any right of rescission, set-off, counterclaim or defense. No such right of rescission, set-off, counterclaim or defense has been asserted.

(bb) Enforceable Right of Foreclosure. Each Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security and there is no homestead or other exemption available to the Mortgagor which would interfere with such right of foreclosure.

(cc) No Bankruptcy. No Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding.

(dd) Mortgaged Property is 1-4 Family. Each Mortgaged Property is located in the United States and consists of a one- to four-unit residential property, which may include a detached home, townhouse, condominium unit or a unit in a planned unit development or, in the case of Mortgage Loans secured by Co-op Stock, leases or occupancy agreements. No residence is a single parcel of real property with a cooperative housing corporation erected thereon, or a mobile or manufactured home. No portion of the Mortgaged Property, or residence in the case of a Co-op Loan, is used for commercial purposes (other than the use of a portion of such Mortgaged Property or residence as a home office).

(ee) No Lost Note Affidavit. No lost note affidavit has been delivered to the Custodian in place of the related Mortgage Note.

(ff) Doing Business. All parties that have had any interest in such Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable licensing requirements of the laws of the state wherein the related Mortgaged Property is located, except to the extent that failure to be so licensed would not give rise to any claim against Purchaser or otherwise adversely affect the enforceability of the Mortgage Loan.

(gg) Insurance Coverage Not Impaired. With respect to any insurance policy including, but not limited to, hazard, title, or mortgage insurance, covering a Mortgage Loan and the related Mortgaged Property, none of (i) Seller, (ii) any prior holder or (iii) the Mortgagor, has engaged in any act or omission which would impair the coverage of any such policy, the benefits of the endorsement, or the validity and binding effect of either, including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by Seller.

(hh) Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under Applicable Law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Seller, its successors or assigns or the trust to the trustee under the deed of trust, except in connection with a trustee’s sale after default under the Mortgage.

(ii) Mortgage Recorded. Each original Mortgage was recorded or submitted for recordation in the jurisdiction in which the Mortgaged Property is located and all subsequent assignments of the original Mortgage, showing a complete chain of title from the originator to Seller, have been recorded in the appropriate jurisdictions or are in the process of being recorded.

(jj) Due-On-Sale. The Mortgage contains an enforceable provision, to the extent not prohibited by Applicable Law as of the date of such Mortgage, for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder.

(kk) Leases. If the Mortgage Loan is secured by a long-term residential lease, (A) the execution, delivery, and performance of the Mortgage do not require the consent (other than the consents that have been obtained and are in full force and effect), and will not violate or cause a default under the terms of the lease and the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor’s consent (or the lessor’s consent has been obtained and the lease and such consent is in the Mortgage File and such lease and consent is in full force and effect, and is unmodified) and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protection; (B) the terms of such lease do not (x) allow the termination thereof upon the lessee’s default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default or (y) prohibit the holder of the Mortgage from being insured under the hazard insurance policy relating to the Mortgaged Property; (C) the original term of such lease is not less than fifteen (15) years; (D) the term of such lease does not terminate earlier than ten (10) years after the maturity date of the Mortgage Note; (E) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates for residential properties is an accepted practice, (F) the mortgagee under the Mortgage Loan is given at least thirty (30) calendar days’ notice of any default and an opportunity to cure any defaults under such lease or to take over the Mortgagor’s rights under such lease; (G) such lease does not contain any default provisions that could give rise to forfeiture or termination of such lease except for the non-payment of such lease’s rents; and (H) such lease provides that the leasehold can be transferred, mortgaged and sublet an unlimited number of times either without restriction or on payment of a reasonable fee and delivery of reasonable documentation to the lessor.

(ll) No High Cost Loans. No Mortgage Loan is a “high-cost” loan, “covered” loan, or any other similarly designated loan as defined under any state, local, or federal law, as defined by applicable predatory and abusive lending laws at the time of the origination of the Mortgage Loan. No Mortgage Loan has an “annual percentage rate” or “total points and fees” (as each such term is defined under HOEPA) payable by the Mortgagor that equals or exceeds the applicable thresholds as defined under HOEPA (as defined in 12 CFR 1026.32 (a)(1)(i), (ii) and (iii)). No Mortgagor was encouraged or required to select a loan product offered by an Obligated Party that was a higher cost product designed for less-creditworthy borrowers, unless at the time of the Mortgage Loan’s origination, such Mortgagor did not qualify, taking into account credit history and debt-to-income ratios, for a lower cost credit product then offered by such Obligated Party or any affiliate of such Obligated Party.

(mm) Imaged Documents. Each imaged document represents a true, complete, and correct copy of the original document in all respects, including, but not limited to, all signatures conforming with signatures contained in the original document, no information having been added or deleted, and no imaged document having been manipulated or altered in any manner. Each imaged document is clear and legible, including, but not limited to, accurate reproductions of photographs. No original documents have been or will be altered in any manner.

(nn) UCC Financing Statement. With respect to each Co-op Loan, (i) each original UCC financing statement, continuation statement or other governmental filing or recordation necessary to create or preserve the perfection and priority of the first priority lien and security interest in the Co-op Stock and Co-op Lease has been timely and properly made and (ii) a search for filings of financing statements has been made by a company competent to make the same, which company is qualified to do business in the jurisdiction where the cooperative unit is located, and such search has not found any liens against or security interest in the Co-op Stock relating to each Co-op Loan which would have priority over Seller’s security interest in such Co-op Stock or otherwise materially and adversely affect the Co-op Loan (except for unpaid maintenance, assessments and other amounts owed to the related cooperative which individually or in the aggregate will not have a material adverse effect on such Co-op Loan).

(oo) Broker Fees. With respect to any broker fees collected and paid on any of the Mortgage Loans, all broker fees have been properly assessed to the Mortgagor and no claims will arise as to broker fees that are double charged and for which the Mortgagor would be entitled to reimbursement.

(pp) Servicing. Each Mortgage Loan has been serviced in all material respects in compliance with Accepted Servicing Practices and all Applicable Law.

(qq) Relief Act. As of the related Closing Date, the Mortgagor has not notified any Obligated Party of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act, and Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act.

(rr) Environmental Compliance. There does not exist on the related Mortgaged Property any hazardous substances, hazardous wastes or solid wastes, as such terms are defined in the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act of 1976, or other applicable federal, state or local environmental laws including, without limitation, asbestos, in each case in excess of the permitted limits and allowances set forth in such environmental laws to the extent such laws are applicable to the Mortgaged Property. There is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue; there is no violation of any applicable environmental law (including, without limitation, asbestos), rule or regulation with respect to the Mortgaged Property; and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property.

(ss) Assignment of Mortgage. The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located.

(tt) MERS Loans. With respect to each MERS Mortgage Loan, (i) a MIN has been assigned by MERS and such MIN is accurately provided on the Mortgage Loan Schedule, (ii) except with respect to any Mortgage Loan that is a MOM Loan at origination, the related Assignment of Mortgage to MERS has been duly and properly recorded, and (iii) Seller has not received any notice of liens or legal actions with respect to such Mortgage Loan and no such notices have been electronically posted by MERS.

(uu) No Convertible Mortgage Loans. No Mortgage Loan is a Convertible Mortgage Loan.

(vv) TILA Safe Harbor Qualified Mortgage. Unless the Mortgage Loan is identified on the Mortgage Loan Schedule as “Not a Qualified Mortgage” or “Rebuttable Presumption”, for any Mortgage Loan where an application for the Mortgage Loan was taken on or after January 10, 2014, such Mortgage Loan (i) is a “qualified mortgage” within the meaning of Section 1026.43(e)(2) of 12 C.F.R. Part 1026 (“Regulation Z”) without reference to Section 1026.43(e)(4), (5), (6) or (f) of Regulation Z, (ii) complies with the total points and fees limitations for a qualified mortgage set forth in Section 1026.43(e)(3) of Regulation Z (including the inflation adjustments provided for in Section 1026.43(e)(3)(ii) of Regulation Z), (iii) is not a “higher-priced covered transaction” within the meaning of Section 1026.43(b)(4) of Regulation Z, (iv) only includes a Prepayment Charge permitted by Section 1026.43(g) of Regulation Z, (v) does not provide for a balloon payment and (vi) qualifies for the safe harbor set forth in Section 1026.43(e)(1)(i) of Regulation Z. The Mortgage File for each Mortgage Loan contains all necessary third-party records and other evidence and documentation to demonstrate such proof that the Mortgage Loan has a legal safe harbor of compliance with 12 C.F.R. § 1026.43(c) and the documentation capsule in the Mortgage File shall also include an evidentiary summary cover checklist that specifically confirms the Mortgage Loan is a “qualified mortgage,” and summarizes how each “qualified mortgage” requirement is met by the Mortgage Loan, which shall be certified by the Seller’s underwriter.

(ww) TILA Rebuttable Presumption Qualified Mortgage. If the Mortgage Loan is identified as “Rebuttable Presumption” on the Mortgage Loan Schedule, such Mortgage Loan (i) is a “qualified mortgage” within the meaning of Section 1026.43(e)(2) of Regulation Z without reference to Section 1026.43(e)(4), (5), (6) or (f) of Regulation Z, (ii) complies with the total points and fees limitations for a qualified mortgage set forth in Section 1026.43(e)(3) of Regulation Z (including the inflation adjustments provided for in Section 1026.43(e)(3)(ii) of Regulation Z), (iii) is a “higher-priced covered transaction” within the meaning of Section 1026.43(b)(4) of Regulation Z, (iv) only includes a Prepayment Charge permitted by Section 1026.43(g) of Regulation Z, (v) does not provide for a balloon payment and (vi) qualifies for the presumption of compliance set forth in Section 1026.43(e)(1)(ii) of Regulation Z. The Mortgage File for each Mortgage Loan contains all necessary third-party records and other evidence and documentation to demonstrate such proof that the Mortgage Loan has a “Rebuttable Presumption” of compliance with 12 C.F.R. § 1026.43(c) and the documentation capsule in the Mortgage File shall also include an evidentiary summary cover checklist that specifically confirms the Mortgage Loan is a “qualified mortgage,” and summarizes how each “qualified mortgage” requirement is met by the Mortgage Loan, which shall be certified by the Seller’s underwriter.

(xx) Ability to Repay. Prior to the origination of each Mortgage Loan, the originator made a reasonable and good faith determination that the borrower would have a reasonable ability to repay the Mortgage Loan according to its terms, in accordance with, at a minimum, the eight underwriting factors set forth in 12 C.F.R. § 1026.43(c)(2) as the same may be amended from time to time (or any successor statute or regulation). The Mortgage File for each Mortgage Loan contains all necessary third-party records and other evidence and documentation to demonstrate such compliance by the related Mortgage Loan with 12 C.F.R. § 1026.43(c) as the same may be amended from time to time (or any successor statute or regulation). Seller shall provide in connection with the delivery of each Mortgage Loan, a documentation capsule in the Mortgage File and Servicing File that fully documents how each Mortgage Loan meets the ability to repay requirements of 12 C.F.R. § 1026.43(c) as the same may be amended from time to time (or any successor statute or regulation). The documentation capsule shall contain all reasonably reliable third party records used by the Originator to prove that each Mortgage Loan meets the ability to repay requirements of 12 C.F.R. § 1026.43(c) as the same may be amended from time to time (or any successor statute or regulation). The documentation capsule shall also include an evidentiary summary cover checklist that specifically enumerates each of the eight underwriting factors set forth in 12 C.F.R. § 1026.43(c)(2) as the same may be amended from time to time (or any successor statute or regulation), and summarizes how each element of the checklist is met by the Mortgage Loan, which shall be certified by the Originator’s underwriter.

(yy) REMIC. As of the related Closing Date, the Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code.

(zz) Escrow Deposits, Adjustments. With respect to escrow deposits and payments that Seller is entitled to collect, all such payments are in the possession of, or under the control of, Seller, and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All escrow payments have been collected and are being maintained in full compliance with applicable state and federal law and the provisions of the related Mortgage Note and Mortgage. As to any Mortgage Loan that is the subject of an escrow, escrow of funds is not prohibited by Applicable Law and has been established in an amount reasonably sufficient (based on an initial or past escrow analysis) to pay for every escrowed item that remains unpaid and has been assessed but is not yet due and payable. As to any Higher Priced Mortgage Loan, an escrow of funds has been required by the Originator, and established in compliance with the requirements of 12 C.F.R. 1035(b) as the same may be amended from time to time (or any successor statute or regulation). No escrow deposits or other charges or payments due under the Mortgage Note have been capitalized under any Mortgage or the related Mortgage Note. Any interest required to be paid pursuant to state and local law has been properly paid and credited. All of the terms of the related Mortgage Note pertaining to Mortgage Interest Rate adjustments, payment adjustments and adjustments of the Outstanding Principal Balance, if any, are enforceable and such adjustments will not affect the priority of the lien of the related Mortgage. All such adjustments on such Mortgage Loan have been made in strict compliance with state and federal law and in accordance with the provisions of such Mortgage Loan. Seller has executed and delivered any and all notices required under Applicable Law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and any periodic payment adjustments.

(aaa) Qualified Lender. The Mortgage Loan was originated by an entity that is either a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or an institution which is supervised and examined by a federal or state authority, or a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, and was so at the time such Mortgage Loan was originated.

(bbb) Tax Service Contract. Each Mortgage Loan is covered by a life of loan, transferable real estate tax service contract.

(ccc) No Prepayment Charges. No Mortgage Loan contains any Prepayment Charge.

(ddd) Impermissible Financing of Credit Insurance. No Mortgage Loan financed, directly or indirectly, any premiums or fees for credit life, credit disability, credit unemployment, or credit property insurance, or any other accident, loss-of-income, life, or health insurance, or any payments directly or indirectly for any debt cancellation or suspension agreement or contract.

(eee) No Mandatory Arbitration Clauses or Waivers of Federal Statutory Causes of Action. No Mortgage Loan contains a Mortgage Note or Mortgage or other agreement that (i) requires arbitration or any other non-judicial procedure to resolve any controversy or settle any claims arising out of the transaction; or (ii) bars a borrower from bringing a claim in court pursuant to any provision of law for damages or other relief in connection with any alleged violation of any federal law.

(fff) Credit Information. As to each consumer report (as defined in the Fair Credit Reporting Act, Public Law 91-508, 15 U.S.C. §§ 1681 et seq., as amended, and Regulation V, 12 C.F.R. §§ 1022.1. et seq., as amended) or other credit information furnished by the Seller to the Purchaser, the Seller has full right and authority and is not precluded by law or contract from furnishing such information to the Purchaser and the Purchaser is not precluded from furnishing the same to any subsequent or prospective purchaser of such Mortgage Loan.

(ggg) TRID Compliance. The Mortgage Loan was originated in compliance with the final rule published in the Federal Register (78 Fed. Reg. 79730) on December 31, 2013, and any amendments thereto, and promulgated by the CFPB under the applicable sections of Regulation Z and Regulation X to implement Sections 1098 and 1100A of the Dodd-Frank Wall Street Reform and Consumer Protection Act, which amended the Truth-in-Lending Act and Real Estate Settlement Procedures Act, as applicable.

Section 3.02(B) Representations and Warranties as to Individual Business Purpose Mortgage Loans.

Seller hereby represents and warrants to Purchaser, as to each Business Purpose Mortgage Loan, as of the applicable Closing Date, or such other date as is specified below, as follows:

(a)	Property Valuation:

(i) Each Mortgage Loan contains a written appraisal prepared by a Qualified Appraiser and the Appraised Value of the Mortgaged Property was determined in accordance with the Underwriting Standards. Each appraisal was written, in form and substance, to (A) customary Fannie Mae standards for Mortgage Loans of the same type as such Mortgage Loans, (B) FIRREA and the regulations promulgated thereunder, (C) the Interagency Appraisal and Evaluation Guidelines (75 Federal Register 77450) implemented by the federal banking agencies, as amended and (D) USPAP standards, and satisfies applicable legal and regulatory requirements. Each appraisal was made and signed prior to the final approval of the Mortgage Loan application. Each appraisal was determined and written in accordance with current industry practices and satisfies all applicable legal and regulatory requirements, including but not limited to: the disclosure and timing requirements for appraisals and other written valuations required by the equal credit opportunity act as the same may be amended from time to time (or any successor statute or regulation). A copy of all Appraisals and other written valuation materials developed in connection with each Mortgage Loan was delivered to the Mortgagor in compliance with the timing requirements of the Equal Credit Opportunity Act, 15 U.S.C. §§ 1691 et seq., as amended, and Regulation B, 12 C.F.R. §§ 1002.1. et seq. its implementing regulation, as amended.

(ii) The person performing any property valuation (including an appraiser) received no benefit from, and such person’s compensation or flow of business from the Mortgage Loan originator was not affected by, the approval or disapproval of the Mortgage Loan. The selection of the person performing the property valuation was made independently of the broker (where applicable) and the originator’s loan sales and loan production personnel. The selection of the appraiser met Fannie Mae’s criteria for selecting an independent appraiser.

(b) [Reserved].

(c) Occupancy: If applicable as of the related origination date, the applicable Mortgaged Property was lawfully occupied under Applicable Law, and such occupancy was verified in accordance with the Underwriting Standards.

(d) Source of Loan Payments: No loan payment has been escrowed as part of the loan proceeds on behalf of the Mortgagor. No payments due and payable under the terms of the Mortgage Note and Mortgage or deed of trust, except for seller or builder concessions or temporary buydown funds or amounts paid or escrowed for payment by any related guarantor’s employer, have been paid by any person who was involved in, or benefited from, the sale or purchase of the Mortgaged Property or the origination, refinancing, sale, purchase or servicing of the Mortgage Loan other than the Mortgagor or any guarantor.

(e) Data: The information set forth in the Mortgage Loan Schedule, including the information contained under each of the headings in the Mortgage Loan Schedule and any diskette or other related data tapes sent to Purchaser, is complete, true and correct in all material respects. The information on the Mortgage Loan Schedule is consistent with the terms of the documents contained in the mortgage files. Any seller or builder concession in excess of the allowable limits established by Fannie Mae has been subtracted from the Appraised Value of the Mortgaged Property for purposes of determining the Loan-to-Value Ratio and Combined Loan-to-Value Ratio. Except for information specified to be as of the origination date of the Mortgage Loan, the Mortgage Loan Schedule contains the most current information possessed by the Seller. No FICO score, appraisal or other property valuation listed on the Mortgage Loan Schedule was more than three months old at the time of funding of the Mortgage Loan.

(f) Fraud: No fraud, error, omission, material misrepresentation, gross negligence, or similar occurrence has taken place in connection with the origination of the Mortgage Loan on the part of (i) the originator of the Mortgage Loan, (ii) any broker or correspondent, (iii) the Mortgagor, (iv) any guarantor or (v) any other person, including without limitation, any appraiser, escrow agent, closing attorney, servicer, realtor, builder, developer or title company involved in the origination of the Mortgage Loan, and no Obligated Party has made any representations to the Mortgagor or guarantor that are inconsistent with the applicable Mortgage Loan Documents.

(g) Underwriting: Each Mortgage Loan was underwritten in substantial conformance to the criteria contained in the Underwriting Standards in effect on the interest rate lock commitment date, and if not underwritten in conformance with such criteria, there is an exception report describing the exception in the Servicing File and compensating factors (i) as set forth on Exhibit F which are fully documented in the related Servicing File, or (ii) as set forth in an exhibit to the related PPTL which accurately describes the exception and the related compensating factors. For the avoidance of doubt, exceptions identified on Exhibit F or in the related PPTL shall not constitute a breach of this representation and warranty.

(h) [Reserved].

(i) Regulatory Compliance: Each Mortgage Loan complied with all applicable federal, state and local laws, as amended from time to time, including, without limitation, usury, fair credit reporting, unfair collection practices, equal credit opportunity or fair housing and disclosure laws in effect at the time of origination.

(j) Borrower: Each Mortgagor is a legal entity in conformance with the Underwriting Standards, and each guarantor is a natural person. Neither the Mortgagor nor any guarantor is in bankruptcy or insolvent and Seller has no knowledge of any circumstances or condition which would cause the Mortgagor or any guarantor to file for bankruptcy or become insolvent. Seller has no knowledge of any circumstances or condition with respect to the Mortgage, the Mortgaged Property, the Mortgagor, any guarantor, or the guarantor’s credit standing that could reasonably be expected to cause investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become Delinquent or materially adversely affect the value or marketability of the Mortgage Loan.

(k) Down payment: For each Mortgage Loan whose proceeds were used to purchase the related Mortgaged Property, either (1) the Mortgagor or any guarantor paid with his/her/its own funds a purchase price equal to at least the lesser of (i) 100% minus the Combined Loan-to-Value Ratio of the Mortgage Loan and (ii) 5% of the purchase price or (2) the Mortgagor or any guarantor received a gift to fund the purchase price in accordance with the Underwriting Standards.

(l) No Prior Liens: Immediately prior to the transfer and assignment of the Mortgage Loan to Purchaser, Seller was the sole owner and holder of the Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature. Purchaser has good and marketable title and has full right and authority to sell and assign the Mortgage Loan.

(m) Enforceability and Priority of Lien: The Mortgage is a valid, subsisting and enforceable first lien on the Mortgaged Property. The Mortgaged Property is free and clear of all encumbrances and liens having priority over the lien of the mortgage except for (i) liens for real estate taxes and special assessments not yet due and payable, (ii) covenants, conditions, and restrictions, rights of way, easements and other matters of public record as of the date of such Mortgage and (iii) such other matters to which like properties are commonly subject which do not individually or in the aggregate materially interfere with the benefits of the security intended to be provided by the Mortgage and any Security Agreement, chattel mortgage or equivalent document related to, and delivered to the Custodian. Seller has full right to sell and assign the Mortgage to Purchaser.

(n) Complete Mortgage Files: Except as provided in Section 2.07, the Mortgage Note, the Mortgage, the Assignment of Mortgage and the other documents set forth in Exhibit A-1 and required to be delivered on the related Closing Date have been delivered to Purchaser or its designee. With respect to each Mortgage Loan, Seller is in possession of a complete Mortgage File including all documents used in the qualification of the Mortgagor except for such documents as have been delivered to Purchaser or its designee.

(o) No Prior Modifications: None of the Mortgage Loans have been modified. None of the Mortgage Loans has been satisfied, canceled or subordinated in whole or in part, except in each case as reflected in an agreement included in the Mortgage File. With respect to each Mortgage Loan, the Mortgaged Property has not been released in whole or in part from the lien of the Mortgage unless otherwise indicated on the Mortgage Loan Schedule.

(p) Taxes Paid: All taxes, governmental assessments, insurance premiums, homeowner association fees, water, sewer and municipal charges, and other outstanding charges affecting the related Mortgaged Property which previously became due and owing, have been paid, or an escrow of funds has been established, to the extent permitted by law, in an amount sufficient to pay for every such item which remains unpaid.

(q) No Damage/Condemnation: The Mortgaged Property has not suffered damage that would have a material adverse effect on the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended, and each Mortgaged Property is in substantially the same condition it was at the time the most recent Appraised Value was obtained. There is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property.

(r) No Mechanics Liens: The Mortgaged Property is free and clear of all mechanics’ and materialmen’s liens or liens in the nature thereof (and no rights are outstanding that under law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to or equal to or coordinate with, the lien of the related Mortgage.

(s) No Encroachments/Compliance with Zoning: Except for Mortgage Loans secured by a Security Agreement on a long term residential lease, the Mortgaged Property consists of a fee simple estate in real property. All of the improvements which are included for the purpose of determining the Appraised Value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property. No improvements on adjoining properties encroach upon the Mortgaged Property (unless insured against under the related title insurance policy). The Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances.

(t) Certificate of Occupancy: All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting have been made or obtained from the appropriate authorities. No Obligated Party has received notice from the Mortgagor, any guarantor, any Governmental Authority, or any other Person of any noncompliance with any use or occupancy law, ordinance, regulation, standard, license or certificate with respect to the Mortgaged Property.

(u) Loans Current/Prior Delinquencies: Unless noted on the Mortgage Loan Schedule, all payments required to be made up to the due date immediately preceding the related Cut-off Date for such Mortgage Loan under the terms of the related Mortgage Note have been made and no Mortgage Loan has ever been Delinquent 30 days or more.

(v) Mortgage Loan Legal and Binding: The Mortgage Note, the related Mortgage and any other agreement executed by the Mortgagor or any guarantor in connection with the Mortgage Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law). All parties to the Mortgage Note and the related Mortgage had legal capacity to execute such documents. Such documents have been duly and properly executed.

(w) Proceeds Fully Disbursed/Recording Fees Paid: The proceeds of the Mortgage Loan have been fully disbursed, there is no requirement for future advances thereunder and all requirements as to completion of improvements and as to disbursements of any escrow funds therefore have been complied with (except for escrow funds for the exterior items which could not be completed due to weather and scheduled to be completed within 12 months following the loan funding date). All costs, fees and expenses incurred in making, closing or recording the Mortgage Loan have been paid except recording fees with respect to Assignments of Mortgage not recorded as of the related Closing Date.

(x) Existence of Title Insurance. Except for (i) any Mortgage Loan secured by a Mortgaged Property located in any jurisdiction as to which an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance is instead received and (ii) any Mortgage Loan secured by Co-op Stock, the Mortgage Loan is covered by an American Land Title Association mortgagee title insurance policy or other generally acceptable form of policy or insurance acceptable to Fannie Mae, issued by a title insurer acceptable to Fannie Mae insuring Seller, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and subject only to (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions, and restrictions, rights of way, easements, and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the Mortgaged Property is located or specifically referred to in the appraisal performed in connection with the origination of the related Mortgage Loan, (C) liens created pursuant to any federal, state, or local law, regulation, or ordinance affording liens for the costs of clean-up of hazardous substances or hazardous wastes or for other environmental protection purposes, and (D) such other matters to which like properties are commonly subject which do not individually, or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage. Immediately prior to the transfer of the Mortgage Loan to Purchaser, Seller was the sole insured of such mortgagee title insurance policy. The assignment to the Purchaser of such mortgagee title insurance policy does not require any consent of or notification to the insurer which has not been obtained. Such mortgagee title insurance policy is in full force and effect. No claims have been made under such mortgagee title insurance policy. No prior holder of the related Mortgage has done, by act or omission, anything which would impair the coverage of such mortgagee title insurance policy. No Obligated Party or any other Person has provided or received any unlawful fee, commission, kickback, or other compensation or value of any kind in connection with such mortgagee title insurance policy.

(y) Hazard and Flood Insurance. The Mortgaged Property is insured by an insurer acceptable to Fannie Mae against loss by fire and such hazards as are covered under a standard extended coverage endorsement. The amount of coverage is not less than the Hazard Insurance Coverage. If the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project. If upon origination of the Mortgage Loan, the Mortgaged Property was in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier. If applicable, the amount of hazard coverage is not less than the Flood Insurance Coverage. Each such insurance policy (i) is issued by a Qualified Insurer, (ii) is a valid and binding obligation of the Insurer and is in full force and effect, (iii) on the date of origination contained a standard mortgagee clause naming Seller or Seller’s predecessor in interest, and their respective successors in interest and assigns, as mortgagee and as loss payee and such clause is still in effect, and (iv) may not be reduced, terminated, or canceled without thirty (30) days’ prior written notice to the mortgagee, and no such notice has been received by any Obligated Party. The related Mortgage obligates the Mortgagor to maintain all such insurance policies at the Mortgagor’s cost and expense, and upon the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to maintain such insurance at the Mortgagor’s cost and expense and to seek reimbursement from the Mortgagor. All premiums due and owing on such insurance policies have been paid.

(z) No Default. There is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note (monetary or otherwise) and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration and there is no default, breach, violation or event of acceleration existing under the mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration. No default, breach, violation or event of acceleration has been waived. No foreclosure action is currently threatened or has been commenced with respect to the Mortgage Loan.

(aa) No Rescission. No Mortgage Note or Mortgage is subject to any right of rescission, set-off, counterclaim or defense. None of the terms will render the Mortgage Note or Mortgage unenforceable or subject it to any right of rescission, set-off, counterclaim or defense. No such right of rescission, set-off, counterclaim or defense has been asserted.

(bb) Enforceable Right of Foreclosure. Each Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security and there is no exemption available to the Mortgagor which would interfere with such right of foreclosure.

(cc) No Bankruptcy. No Mortgagor or any guarantor is a debtor in any state or federal bankruptcy or insolvency proceeding.

(dd) Mortgaged Property is 1-4 Family. Each Mortgaged Property is located in the United States and consists of a one- to four-unit residential property, which may include a detached home, townhouse, condominium unit or a unit in a planned unit development or, in the case of Mortgage Loans secured by Co-op Stock, leases or occupancy agreements. No residence is a single parcel of real property with a cooperative housing corporation erected thereon, or a mobile or manufactured home. No portion of the Mortgaged Property, or residence in the case of a Co-op Loan, is used for commercial purposes (other than the use of a portion of such Mortgaged Property or residence as a home office).

(ee) No Lost Note Affidavit. No lost note affidavit has been delivered to the Custodian in place of the related Mortgage Note.

(ff) Doing Business. All parties that have had any interest in such Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable licensing requirements of the laws of the state wherein the related Mortgaged Property is located, except to the extent that failure to be so licensed would not give rise to any claim against Purchaser or otherwise adversely affect the enforceability of the Mortgage Loan.

(gg) Insurance Coverage Not Impaired. With respect to any insurance policy including, but not limited to, hazard, title, or mortgage insurance, covering a Mortgage Loan and the related Mortgaged Property, none of (i) Seller, (ii) any prior holder, (iii) the Mortgagor or (iv) any guarantor has engaged in any act or omission which would impair the coverage of any such policy, the benefits of the endorsement, or the validity and binding effect of either, including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by Seller.

(hh) Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under Applicable Law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Seller, its successors or assigns or the trust to the trustee under the deed of trust, except in connection with a trustee’s sale after default under the Mortgage.

(ii) Mortgage Recorded. Each original Mortgage was recorded or submitted for recordation in the jurisdiction in which the Mortgaged Property is located and all subsequent assignments of the original Mortgage, showing a complete chain of title from the originator to Seller, have been recorded in the appropriate jurisdictions or are in the process of being recorded.

(jj) Due-On-Sale. The Mortgage contains an enforceable provision, to the extent not prohibited by Applicable Law as of the date of such Mortgage, for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder.

(kk) Leases. If the Mortgage Loan is secured by a long-term residential lease, (A) the execution, delivery, and performance of the Mortgage do not require the consent (other than the consents that have been obtained and are in full force and effect), and will not violate or cause a default under the terms of the lease and the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor’s consent (or the lessor’s consent has been obtained and the lease and such consent is in the Mortgage File and such lease and consent is in full force and effect, and is unmodified) and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protection; (B) the terms of such lease do not (x) allow the termination thereof upon the lessee’s default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default or (y) prohibit the holder of the Mortgage from being insured under the hazard insurance policy relating to the Mortgaged Property; (C) the original term of such lease is not less than fifteen (15) years; (D) the term of such lease does not terminate earlier than ten (10) years after the maturity date of the Mortgage Note; (E) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates for residential properties is an accepted practice, (F) the mortgagee under the Mortgage Loan is given at least thirty (30) calendar days’ notice of any default and an opportunity to cure any defaults under such lease or to take over the Mortgagor’s rights under such lease; (G) such lease does not contain any default provisions that could give rise to forfeiture or termination of such lease except for the non-payment of such lease’s rents; and (H) such lease provides that the leasehold can be transferred, mortgaged and sublet an unlimited number of times either without restriction or on payment of a reasonable fee and delivery of reasonable documentation to the lessor.

(ll) [Reserved].

(mm) Imaged Documents. Each imaged document represents a true, complete, and correct copy of the original document in all respects, including, but not limited to, all signatures conforming with signatures contained in the original document, no information having been added or deleted, and no imaged document having been manipulated or altered in any manner. Each imaged document is clear and legible, including, but not limited to, accurate reproductions of photographs. No original documents have been or will be altered in any manner.

(nn) UCC Financing Statement. With respect to each Co-op Loan, (i) each original UCC financing statement, continuation statement or other governmental filing or recordation necessary to create or preserve the perfection and priority of the first priority lien and security interest in the Co-op Stock and Co-op Lease has been timely and properly made and (ii) a search for filings of financing statements has been made by a company competent to make the same, which company is qualified to do business in the jurisdiction where the cooperative unit is located, and such search has not found any liens against or security interest in the Co-op Stock relating to each Co-op Loan which would have priority over Seller’s security interest in such Co-op Stock or otherwise materially and adversely affect the Co-op Loan (except for unpaid maintenance, assessments and other amounts owed to the related cooperative which individually or in the aggregate will not have a material adverse effect on such Co-op Loan).

(oo) Broker Fees. With respect to any broker fees collected and paid on any of the Mortgage Loans, all broker fees have been properly assessed to the Mortgagor or any guarantor and no claims will arise as to broker fees that are double charged and for which the Mortgagor or any guarantor would be entitled to reimbursement.

(pp) Servicing. Each Mortgage Loan has been serviced in all material respects in compliance with Accepted Servicing Practices and all Applicable Law.

(qq) Relief Act. As of the related Closing Date, neither the Mortgagor nor any guarantor has notified any Obligated Party of any relief requested or allowed to the Mortgagor or any guarantor under the Servicemembers Civil Relief Act, and Seller has no knowledge of any relief requested or allowed to the Mortgagor or any guarantor under the Servicemembers Civil Relief Act.

(rr) Environmental Compliance. There does not exist on the related Mortgaged Property any hazardous substances, hazardous wastes or solid wastes, as such terms are defined in the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act of 1976, or other applicable federal, state or local environmental laws including, without limitation, asbestos, in each case in excess of the permitted limits and allowances set forth in such environmental laws to the extent such laws are applicable to the Mortgaged Property. There is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue; there is no violation of any applicable environmental law (including, without limitation, asbestos), rule or regulation with respect to the Mortgaged Property; and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property.

(ss) Assignment of Mortgage. The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located.

(tt) MERS Loans. With respect to each MERS Mortgage Loan, (i) a MIN has been assigned by MERS and such MIN is accurately provided on the Mortgage Loan Schedule, (ii) except with respect to any Mortgage Loan that is a MOM Loan at origination, the related Assignment of Mortgage to MERS has been duly and properly recorded, and (iii) Seller has not received any notice of liens or legal actions with respect to such Mortgage Loan and no such notices have been electronically posted by MERS.

(uu) No Convertible Mortgage Loans. No Mortgage Loan is a Convertible Mortgage Loan.

(vv) [Reserved].

(ww) [Reserved].

(xx) [Reserved].

(yy) REMIC. As of the related Closing Date, the Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code.

(zz) Escrow Deposits, Adjustments. With respect to escrow deposits and payments that Seller is entitled to collect, all such payments are in the possession of, or under the control of, Seller, and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All escrow payments have been collected and are being maintained in full compliance with applicable state and federal law and the provisions of the related Mortgage Note and Mortgage. As to any Mortgage Loan that is the subject of an escrow, escrow of funds is not prohibited by Applicable Law and has been established in an amount reasonably sufficient (based on an initial or past escrow analysis) to pay for every escrowed item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or other charges or payments due under the Mortgage Note have been capitalized under any Mortgage or the related Mortgage Note. Any interest required to be paid pursuant to state and local law has been properly paid and credited. All of the terms of the related Mortgage Note pertaining to Mortgage Interest Rate adjustments, payment adjustments and adjustments of the Outstanding Principal Balance, if any, are enforceable and such adjustments will not affect the priority of the lien of the related Mortgage. All such adjustments on such Mortgage Loan have been made in strict compliance with state and federal law and in accordance with the provisions of such Mortgage Loan. Seller has executed and delivered any and all notices required under Applicable Law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and any periodic payment adjustments.

(aaa) Qualified Lender. The Mortgage Loan was originated by an entity that is either a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or an institution which is supervised and examined by a federal or state authority, or a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, and was so at the time such Mortgage Loan was originated.

(bbb) Tax Service Contract. Each Mortgage Loan is covered by a life of loan, transferable real estate tax service contract.

(ccc) Prepayment Charges. The Mortgage Loan Documents with respect to each Mortgage Loan subject to Prepayment Charges specifically authorizes such Prepayment Charges to be collected, such Prepayment Charges are permissible and enforceable in accordance with the terms of the related Mortgage Loan Documents and all applicable federal, state and local laws and each Prepayment Charge was originated in compliance with all applicable federal, state and local laws.

(ddd) [Reserved].

(eee) [Reserved].

(fff) Credit Information. As to each consumer report (as defined in the Fair Credit Reporting Act, Public Law 91-508, 15 U.S.C. §§ 1681 et seq., as amended, and Regulation V, 12 C.F.R. §§ 1022.1. et seq., as amended) or other credit information furnished by the Seller to the Purchaser, the Seller has full right and authority and is not precluded by law or contract from furnishing such information to the Purchaser and the Purchaser is not precluded from furnishing the same to any subsequent or prospective purchaser of such Mortgage Loan.

(ggg) [Reserved].

(hhh) Type of Loan: (i) The Mortgage Loan is primarily for business or commercial purposes (as referenced in the Truth in Lending Act and its implementing regulation, Regulation Z) and not primarily for personal, family or household purposes and (ii) the Mortgaged Property securing the related Mortgage is non-owner occupied. The Mortgage Loan is not subject to the Truth in Lending Act and its implementing regulation, Regulation Z, and the Real Estate Settlement Procedures Act and its implementing regulation, Regulation X. The Mortgagor and any guarantor have executed a business purpose affidavit stating that the Mortgage Loan is for commercial, business or investment purposes only and that the related guarantor is not and will not occupy or claim the property as a primary or secondary residence.

(iii) Cross-Collateralization: No Mortgage Loan is cross-collateralized or provides for cross-default against any other Mortgage Loan unless such Mortgage Loan is cross-collateralized and cross-defaulted with another Mortgage Loan sold by the Seller to the Purchaser with the same Mortgagor, guarantor or an affiliate thereof controlled by the person or persons controlling the Mortgagor or controlled by any guarantor of such Mortgagor.

(jjj) Assignment of Leases and Rents: Any assignment of leases, rents and profits or similar document or instrument executed by the related Mortgagor or any guarantor in connection with the origination of the related Mortgage Loan, as such document may be amended, modified, renewed or extended from time to time (the “Assignment of Leases and Rents”) was duly executed, acknowledged and delivered and establishes and creates a valid and enforceable first priority collateral assignment of, or lien on, the related Mortgagor’s or any guarantor’s interest in all leases, sub-leases, licenses or other agreements pursuant to which any person is entitled to occupy, use or possess all or any portion of the real property subject to the related Mortgage, subject to legal limitations of general applicability to mortgage loans similar to the Mortgage Loans, and the Mortgagor, any guarantor and each assignor of such Assignment of Leases and Rents to the Seller have the full right to assign the same. Each Business Purpose Mortgage Loan contains an Assignment of Leases and Rents, and such Assignment of Leases and Rents is included either in the related Mortgage or in a related separate assignment document. The related assignment of any Assignment of Leases and Rents not included in the related Mortgage has been executed and delivered to the Purchaser in blank, is otherwise in recordable form and constitutes a legal, valid and binding assignment, sufficient to convey to the assignee named therein (assuming that the assignee has the capacity to acquire such Assignment of Leases and Rents) all of the assignor’s right, title and interest in, to and under such Assignment of Leases and Rents.

(kkk) Personal Guaranty: The related Mortgage File contains a personal guaranty in favor of the applicable Originator providing for full recourse to the personal assets of such guarantor.

Section 3.03 Repurchase; Substitution

(a)

It is understood and agreed that the representations and warranties set forth in Sections 3.01, 3.02(A) and 3.02(B) shall survive the sale of the Mortgage Loans, delivery of the Mortgage Files to the Purchaser, or its designee and termination of this Agreement, and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment or the examination, or lack of examination, of any Mortgage Loan Document.

(b)

Upon the earlier of discovery by the Seller or notice from the Purchaser of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of the Mortgage Loans or the interest of the Purchaser in the Mortgage Loans (or which materially and adversely affects the value of a particular Mortgage Loan or the interest of the Purchaser in a particular Mortgage Loan in the case of a representation and warranty relating to such particular Mortgage Loan), the party discovering such breach shall give prompt written notice to the others.

(c)

A breach of representations and warranties in Sections 3.01, 3.02(A)(d), (f) through (p), (r), (u), (v), (x) through (bb), (dd), (ee), (gg), (hh), (ll), (oo) through (xx), (aaa) through (ddd) and (ggg) and 3.02(B)(d), (f) through (p), (r), (u), (v), (x) through (bb), (dd), (ee), (gg), (hh), (oo) through (uu), (aaa) through (ccc), (hhh), (iii) and (kkk) shall be deemed to materially and adversely affect the value of the related Mortgage Loan or the interest of Purchaser in any Mortgage Loan.

(d)

With respect to the representations and warranties which are made to the best of the Seller’s knowledge, if it is discovered by the Seller or the Purchaser that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interests of the Purchaser therein, notwithstanding such Seller’s lack of knowledge with respect to the substance of such representation or warranty, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

(e)

The Seller shall have a period of sixty (60) days from the earlier of its discovery or its receipt of notice of any such breach within which to correct or cure such breach. The Seller hereby covenants and agrees that if any such breach in respect of the representations and warranties set forth in Section 3.01 or 3.02(A) or 3.02(B) is not corrected or cured within such sixty (60) day period, the Seller shall, at the Purchaser’s option either (i) promptly repurchase such Mortgage Loan at the Repurchase Price, (ii) promptly substitute a mortgage loan for the defective Mortgage Loan as provided below or (iii) except for a breach of the representation and warranty in Section 3.02(A)(ww), make an indemnification payment in an amount equal to the reduction in value of such Mortgage Loan as a result of such breach as determined by the Purchaser in its reasonable discretion, such payment to be made in the manner set forth above in respect of the Purchase Price of a repurchased Mortgage Loan.

(f)

Any such repurchase or indemnification payment shall be accomplished by wire transfer of the amount of the Repurchase Price or indemnification payment to an account designated by the Purchaser. If the breach of representation and warranty that gave rise to the obligation to repurchase or substitute a Mortgage Loan pursuant to this Section 3.03 was the representation and warranty set forth in clause (f), (i) or (ll) of Section 3.02(A), then the Seller shall pay to the Purchaser, concurrently with and in addition to the remedies provided in this Section 3.03, an amount equal to any liability, penalty or expense that was actually incurred and paid out of or on behalf of the Purchaser, and that directly resulted from such breach, or if incurred and paid by the Purchaser thereafter, concurrently with such payment.

(g)

If pursuant to the foregoing provisions Seller repurchases a Mortgage Loan that is a MERS Mortgage Loan, Seller shall either (i) cause MERS to execute and deliver an assignment of the Mortgage in recordable form to transfer the Mortgage from MERS to Seller and shall cause such Mortgage to be removed from registration on the MERS System in accordance with MERS’ rules and regulations or (ii) cause MERS to designate on the MERS System Seller as the beneficial holder of such Mortgage Loan.

(h)

If the Seller is required to repurchase any Mortgage Loan pursuant to this Section 3.03 as a result of a breach of any of the representations and warranties set forth in Section 3.01 or 3.02(A) or 3.02(B), the Seller may, with the Purchaser’s prior consent, within two (2) years from the related Closing Date, remove such defective Mortgage Loan from the terms of this Agreement and substitute another mortgage loan for such defective Mortgage Loan, in lieu of repurchasing such defective Mortgage Loan. Any substitute Mortgage Loan shall:

(i) have a principal balance at the time of substitution not in excess of the principal balance of the defective Mortgage Loan (the amount of any difference, plus one month’s interest thereon at the Mortgage Interest Rate borne by the defective Mortgage Loan, being paid upon substitution by the Seller and deemed to be a Principal Prepayment to be deposited by the Seller in an account designated by the Purchaser),

(ii) have a Mortgage Interest Rate not less than, and not more than one percentage point greater than, the Mortgage Interest Rate of the removed Mortgage Loan or in the case of an Adjustable Rate Mortgage Loan, have the same index, a margin that is not less than the margin of the removed Mortgage Loan and Adjustment Dates that are the same frequency as that of the removed Mortgage Loan,

(iii) have a remaining term to stated maturity not later than, and not more than one year less than, the remaining term to stated maturity of the removed Mortgage Loan,

(iv) be, in the reasonable determination of the Purchaser, of the same type, quality and character (including location of the Mortgaged Property) as the removed Mortgage Loan as if the breach had not occurred,

(v) have a Loan to Value Ratio at origination no greater than that of the removed Mortgage Loan,

(vi) have the same lien priority as that of the removed Mortgage Loan, and

(vii) be, in the reasonable determination of the Purchaser, in material compliance with the representations and warranties contained in this Agreement and described in Section 3.02(A) or 3.02(B), as applicable, as of the date of substitution.

(i)

The Seller shall upon substitution amend the Mortgage Loan Schedule to reflect the withdrawal of the removed Mortgage Loan from this Agreement and the substitution of such substitute Mortgage Loan therefor. Upon such amendment, the Purchaser shall review the Mortgage File delivered to it relating to the substitute Mortgage Loan. The Monthly Payment on a substitute Mortgage Loan due on the Due Date in the month of substitution shall be the property of the Seller and the Monthly Payment on the defective Mortgage Loan for which the substitution is made due on such date shall be the property of the Purchaser.

(j)

It is understood and agreed that the obligation of the Seller set forth in this Section 3.03 to cure, repurchase or substitute for a defective Mortgage Loan, and to indemnify Purchaser pursuant to Section 5.01, constitutes the sole remedies of the Purchaser respecting a breach of the foregoing representations and warranties. If the Seller fails to repurchase or substitute for a defective Mortgage Loan in accordance with this Section 3.03, or fails to cure a defective Mortgage Loan to Purchaser’s reasonable satisfaction in accordance with this Section 3.03, or to indemnify Purchaser pursuant to Section 5.01 or Section 8.04, the Purchaser shall be entitled to pursue all available remedies.

(k)

Any cause of action against the Seller relating to or arising out of the breach of any representations and warranties made in Sections 3.01, 3.02(A) and 3.02(B) shall accrue as to any Mortgage Loan upon (i) the earlier of discovery of such breach by the Seller or notice thereof by the Purchaser to the Seller, (ii) failure by the Seller to cure such breach or repurchase such Mortgage Loan as specified above, and (iii) demand upon the Seller by the Purchaser for compliance with this Agreement.

(l)

In the event that any Mortgage Loan is held by a REMIC, notwithstanding any contrary provision of this Agreement, with respect to any Mortgage Loan that is not in default or as to which no default is imminent, Purchaser may, in connection with any substitution of a defective Mortgage Loan pursuant to this Section 3.03, require that the Seller deliver, at the Seller’s expense, an Opinion of Counsel to the effect that such substitution will not (i) result in the imposition of taxes on “prohibited transactions” of such REMIC (as defined in Section 860F of the Code) or otherwise subject the REMIC to tax, or (ii) cause the REMIC to fail to qualify as a REMIC at any time.

(m)

The parties agree that, if so required by the Purchaser or any Rating Agency, the resolution of any controversy or claim arising out of or relating to an obligation or alleged obligation of the Seller to repurchase or provide another remedy in respect of a Mortgage Loan due to a breach of a representation or warranty contained in Section 3.01 or 3.02(A) or 3.02(B) hereof, and provided Seller has failed to remedy such Mortgage Loan in accordance with the Purchaser’s remedy demand, shall be by Arbitration.

(i) If after the expiration of any applicable cure period any demand on Seller by Purchaser for the repurchase of a Mortgage Loan based on an allegation of a breach of a representation or warranty made in Section 3.01 or 3.02(A) or 3.02(B) has not been resolved to the satisfaction of the Purchaser, it shall be mandatory (unless otherwise agreed to in writing by the parties) that the parties shall commence Arbitration to resolve the dispute; provided that all matters with respect to which Arbitration has been commenced in any such month shall be heard in a single Arbitration in the immediately following month or as soon as practicable thereafter. To commence Arbitration, the moving party shall deliver written notice to the other party that it has elected to pursue Arbitration in accordance with this Section 3.03(m). Within ten (10) Business Days after a party has provided notice that it has elected to pursue Arbitration, each party may submit the names of one or more proposed Arbitrators to the other party in writing. If the parties have not agreed on the selection of an Arbitrator within five (5) Business Days after the first such submission, then the party commencing Arbitration shall, within the next five (5) Business Days, notify the American Arbitration Association in New York, NY and request that it appoint a single Arbitrator with experience in arbitrating disputes arising in the financial services industry.

(ii) It is the intention of the parties that Arbitration shall be conducted in as efficient and cost-effective a manner as is reasonably practicable, without the burden of discovery. Accordingly, the Arbitrator will resolve the dispute on the basis of a review of the written correspondence between the parties (including any supporting materials attached to such correspondence) conveyed by the parties to each other in connection with the dispute prior to the delivery of notice to commence Arbitration; however, upon a showing of good cause, a party may request the Arbitrator to direct the production of such additional information, evidence and/or documentation from the parties that the Arbitrator deems appropriate. If all parties to such Arbitration, including the Arbitrator, so agree, any hearing with respect to an Arbitration shall be conducted by video conference or teleconference, provided that any party may withdraw its agreement to future video conferencing or teleconferencing of any Arbitration proceedings upon ten Business Days’ prior notice to the other parties.

(iii) The finding of the Arbitrator shall be final and binding upon the parties. Judgment upon any arbitration award rendered may be entered and enforced in any court of competent jurisdiction. The costs of the Arbitrator shall be shared equally between both parties. Each party, however, shall bear its own attorney’s fees and costs in connection with the Arbitration.

(n)

Nothing herein shall be construed as an agreement or consent to arbitrate any disputes arising between the Seller and Purchaser other than disputes related to an alleged obligation of Seller to repurchase a Mortgage Loan due to a breach of a representation or warranty contained in Sections 3.01 or 3.02(A) or 3.02(B).

Section 3.04 Repurchase of Mortgage Loans with Early Payment Defaults

With respect to any Mortgage Loan, if a Mortgagor becomes [__] days or more Delinquent with respect to the first Monthly Payment, or [__] days or more Delinquent with respect to the second or third Monthly Payment, in each case, due on the related Mortgage Loan following the date the Mortgage Loan is originated (an “Early Payment Default”), the Seller, at the Purchaser’s option, shall promptly repurchase such Mortgage Loan at the Repurchase Price from the Purchaser within five (5) Business Days’ of receipt of written notice; provided, however, prior to receipt of written notice from Purchaser, Seller may elect to repurchase a Mortgage Loan at the Repurchase Price upon Seller’s discovery of any such Early Payment Default. In the event that the Purchaser does not request that the Seller repurchase an Early Payment Default Loan within 60 days after the occurrence of such Early Payment Default, the Seller shall not be obligated to repurchase such Mortgage Loan due to the Early Payment Default, unless the Purchaser and Seller have agreed to a longer period.

Section 3.05 Purchase Price Protection

With respect to any Mortgage Loan that prepays in full during the first number of monthly periods as set forth on the related Purchase Price and Terms Letter for each individual Mortgage Loan after the related Mortgage Loan’s initial funding date, Seller shall reimburse the Purchaser the amount (if any) by which the Purchase Price paid by the Purchaser to the Seller exceeded 100% of the Outstanding Principal Balance of the Mortgage Loan as of the Cut-off Date, within thirty (30) days of Purchaser’s written notice delivered within one hundred eighty (180) days of Purchaser’s receipt of notification of such payoff; provided that the period of purchase price protection may be modified pursuant to the Purchase Price and Terms Letter and to the extent of any conflict, the Purchase Price and Terms Letter shall control. Upon any assignment of a Mortgage Loan and/or this Agreement, the Purchaser may at its option retain its rights under this Section 3.05 notwithstanding such assignment.

ARTICLE IV

GENERAL COOPERATION

Section 4.01 Purchaser’s Right to Examine Seller Records

The Purchaser shall have the right to examine and audit upon reasonable notice to the Seller, during business hours or at such other times as might be reasonable under applicable circumstances, any and all of the current books, records, documentation or other information of the Seller, or held by another for the Seller or on its behalf or otherwise, which relates to the performance or observance by the Seller of the terms, covenants or conditions of this Agreement.

The Seller shall provide to the Purchaser and any supervisory agents or examiners representing a state or federal governmental agency having jurisdiction over the Purchaser, access to any documentation regarding the Mortgage Loans in the possession of the Seller which may be required by any Applicable Law. Such access shall be afforded without charge, upon reasonable request, during normal business hours and at the offices of the Seller, and in accordance with Applicable Law.

In addition, the Seller shall provide access to or electronic copies of all origination, credit and underwriting files related to the Mortgage Loans, to Purchaser, or any designee of Purchaser.

Section 4.02 Seller Shall Provide Information as Reasonably Required

In connection with marketing the Mortgage Loans, the Purchaser may make available to a prospective purchaser audited financial statements of the Seller for the most recently completed two (2) fiscal years for which such statements are available, as well as a consolidated statement of condition at the end of the last two (2) fiscal years covered by any consolidated statement of operations. If it has not already done so, the Seller shall furnish promptly to the Purchaser or a prospective purchaser copies of the statements specified above; provided, however, that prior to furnishing such statements or information to any prospective purchaser, the Seller may require such prospective purchaser to execute a confidentiality agreement in a form satisfactory to the Seller.

The Seller shall make reasonably available to the Purchaser or any prospective purchaser a knowledgeable financial or accounting officer for the purpose of answering questions and to permit any prospective purchaser to inspect the Seller’s servicing facilities.

ARTICLE V

THE SELLER

Section 5.01 Seller Indemnification; Third Party Claims

(a)

In addition to the indemnification provided in Section 8.04, the Seller agrees to indemnify the Purchaser and trustees (collectively, the “Covered Persons”) and hold them harmless against any and all Losses that the Covered Persons may sustain which are caused by or result from the failure of the Seller to observe and perform its duties, obligations, covenants, and agreements in compliance with the terms of this Agreement or as a result of the breach of a representation or warranty set forth in Section 3.01 or 3.02(A) or 3.02(B) of this Agreement. The indemnification provided by the Seller herein shall be with respect to all Losses incurred by the Covered Persons, whether or not involving third-parties or between Purchaser and the Seller. Notwithstanding the foregoing, however, the Seller shall not be subject to any claim for indemnification under this Section 5.01(a) which arises from any act, omission or failure of the Seller taken or omitted, as the case may be, pursuant to the written instruction of the Purchaser.

(b)

In connection with any such claim, the Seller shall promptly notify the Purchaser if a claim is made by a third party with respect to this Agreement or a Mortgage Loan, and if such claim is subject to indemnification by Seller pursuant to this Section 5.01, assume (with the consent of the Covered Person) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Covered Persons in respect of such claim (provided that the Covered Persons shall not, without the consent of the Seller, settle any claim without the Seller’s consent which would admit any fault or wrongdoing of the Seller or otherwise be adverse to its interests). The Seller shall follow any reasonable written instructions received from the Covered Person in connection with such claim. If the Seller assumes the defense of any such claim, it shall be entitled to settle such claim with the consent of the Covered Person, which will not be unreasonably withheld or delayed or, if such settlement provides for the release of the Covered Person in connection with all matters relating to the claim which have been asserted against the Covered Person, by the other parties to such settlement, if any, without the consent of the Covered Person. Notwithstanding anything to the contrary contained herein, for purposes of clarification, the parties hereto acknowledge and agree that the Seller’s agreement to indemnify Covered Persons for each obligation set forth in this Agreement, including but not limited to the obligations set forth in this Section 5.01, is in consideration for, and is a material inducement to, the Purchaser’s entry into this Agreement. For purposes of further clarification, such consideration is the same for each and every obligation set forth in this Agreement. The provisions of this Section 5.01 shall survive termination of this Agreement and transfer of the Servicing Rights.

Section 5.02 Merger or Consolidation of the Seller

The Seller shall keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation except as permitted herein, and shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its duties under this Agreement.

Any Person into which the Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller shall be a party, or any Person succeeding to the business of the Seller whether or not related to loan origination, shall be the successor of the Seller hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person shall be an institution (i) having a GAAP net worth of not less than $15,000,000, (ii) the deposits of which are insured by the FDIC or which is a HUD-approved mortgagee whose primary business is in origination and servicing of first lien mortgage loans, and (iii) who is a Fannie Mae or Freddie Mac approved seller/servicer in good standing. Notwithstanding the foregoing, if the successor or surviving Person is an institution with a GAAP net worth of less than $15,000,000, then the Purchaser may, in its sole discretion, waive such minimum GAAP net worth requirement.

ARTICLE VI

TERMINATION

Section 6.01 Termination

The obligations of the Seller and the Purchaser hereunder shall terminate upon the mutual consent of the Seller and the Purchaser in writing.

The repurchase, substitution, indemnification and reconstitution obligations of the Seller set forth in this Agreement shall survive the termination of this Agreement notwithstanding any applicable statute of limitations, which the Seller hereby expressly waives.

Any termination of this Agreement shall not affect any claims that the Purchaser may have against the Seller arising prior to any such termination.

ARTICLE VII

RECONSTITUTION OF MORTGAGE LOANS

Section 7.01 Reconstitution of Mortgage Loans

(a)	The Seller acknowledges and the Purchaser agrees that with respect to some or all of the Mortgage Loans, the Purchaser may effect either:

(i) one or more sales of the Mortgage Loans as whole loan transfers (each, a “Whole Loan Transfer”); and/or

(ii) one or more Securitization Transactions.

(b)	With respect to each Whole Loan Transfer or Securitization Transaction, as the case may be, entered into by the Purchaser, the Seller agrees:

(i) to cooperate fully with the Purchaser and any prospective purchaser with respect to any Whole Loan Transfer or Securitization Transaction, including but not limited to, all reasonable requests, due diligence procedures and disclosures, and with respect to the preparation (including, but not limited to, the endorsement, delivery, assignment, and execution) of the Mortgage Loan Documents and other related documents; to deliver to the Purchaser, or any prospective purchaser such additional Mortgage Loan information requested and to indemnify the Purchaser, its affiliates or any prospective purchaser for such information at the time of such delivery to the extent such information is not true and correct;

(ii) to execute all Reconstitution Agreements provided that each of the Seller and the Purchaser is given an opportunity to review and reasonably negotiate in good faith the content of such documents not specifically referenced or provided for herein;

(iii) with respect to any Whole Loan Transfer or Securitization Transaction, the Seller shall make the representations and warranties regarding the Seller and the Mortgage Loans as of the date of such Whole Loan Transfer or Securitization Transaction, as applicable, modified to the extent necessary to accurately reflect the pool statistics of the Mortgage Loans as of the date of such Whole Loan Transfer or Securitization Transaction, as applicable, and supplemented by additional representations and warranties that are not unreasonable under the circumstances as of the date of such Whole Loan Transfer or Securitization Transaction, as applicable, to the extent that any events or circumstances, including changes in Applicable Law occurring subsequent to the related Closing Date(s), would render a related Mortgage Loan unmarketable to a material segment of the secondary mortgage or mortgage-backed securities market or make any representations or warranties required by any Rating Agency;

(iv) to deliver to the Purchaser such information, reports, letters and certifications as are required pursuant to Article XIA in the time frame and manner set forth in Article XIA, and to indemnify the Purchaser and its affiliates as set forth in Article XIA;

(v) to deliver to the Purchaser for inclusion in any prospectus or other offering material (including any private offering document) such publicly available information regarding the Seller, its financial condition and its mortgage loan delinquency, foreclosure and loss experience and any additional information reasonably requested by the Purchaser, and to deliver to the Purchaser any similar nonpublic, unaudited financial information, in which case the Purchaser shall bear the cost of having such information audited by certified public accountants if the Purchaser desires such an audit, or as is otherwise reasonably requested by the Purchaser and which the Seller is capable of providing without unreasonable effort or expense, and to indemnify the Purchaser and its affiliates for material misstatements or omissions contained (i) in such information and (ii) on the Mortgage Loan Schedule;

(vi) to deliver to the Purchaser and to any Person designated by the Purchaser, such statements and audit letters of reputable, certified public accountants as are customarily delivered by originators such as Seller in connection with a Whole Loan Transfer or Securitization Transaction pertaining to Seller’s financial condition as shall be reasonably requested by the Purchaser;

(vii) to deliver to the Purchaser, and to any Person designated by the Purchaser, such legal documents and Opinions of Counsel (which counsel shall be independent, outside counsel of the Seller) as are customarily delivered by originators and reasonably determined by the Purchaser to be necessary in connection with any Whole Loan Transfer or Securitization Transaction, as the case may be, such outside Opinions of Counsel for a Securitization Transaction to be in the form reasonably acceptable to the Purchaser, it being understood that the cost of any such outside Opinions of Counsel that may be required for a Whole Loan Transfer or Securitization Transaction, as applicable, shall be paid by the Purchaser.

(viii) in connection with each Whole Loan Transfer or Securitization Transaction, to agree to permit any prospective assignees of the Purchaser who have entered into a commitment to purchase any of the Mortgage Loans or any independent third-parties selected by the Purchaser to conduct Pre-Securitization TPR, Post-Securitization TPR (or any other similar pre-securitization or post-securitization review as may be required by any Rating Agency), to assess loan information and review the Seller’s servicing and origination operations, upon reasonable prior notice to the Seller, and the Seller shall cooperate with such reviews and underwriting to the extent such prospective assignees or independent third-parties request information and documents (in electronic form or otherwise) that are reasonably available and provided such parties are told the confidential nature of such information. Subject to any Applicable Laws, the Seller shall make the Servicing Files related to the Mortgage Loans held by the Seller available at the Seller’s principal operations center for review by any such prospective assignees or independent third-party during normal business hours upon reasonable prior notice to the Seller (in no event fewer than two (2) Business Days’ prior notice);

(ix) to agree and consent that all information provided by the Seller to any Rating Agency for the purpose of determining and which is used in connection with the initial rating of a rated securitization including the Mortgage Loans, or for undertaking credit rating surveillance on such securitization, may be posted on a website which complies with the requirements of Rule 17g-5 of the Exchange Act on request of the Purchaser. Upon request of the Purchaser, the Seller shall provide all such information in electronic form as needed to effect such posting. To the extent any Rating Agency conducts an originator review or other review of the operations of the Seller which may be used in connection with the initial rating of a securitization or the surveillance thereof, on request of the Purchaser, the Seller shall provide to Purchaser in electronic form all information that was provided to the Rating Agency in connection with such review;

(x) to indemnify the Purchaser and its agents, managers and trustees, each affiliate designated by the Purchaser, each Person who controls the Purchaser or such affiliate and hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that each of them may sustain in any way related to (A) any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, data, accountants’ letter or other material provided by or on behalf of the Seller, or provided under this Agreement by or on behalf of any Third-Party Originator, regarding the Seller, the Mortgage Loans or the Underwriting Standards which is set forth in any offering document prepared in connection with any Securitization Transaction (collectively, the “Company Information”), or (B) the omission or alleged omission to state in the Company Information a material fact required to be stated in the Company Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (B) of this paragraph shall be construed solely by reference to the Company Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Company Information or any portion thereof is presented together with or separately from such other information, or (C) the failure by the Seller to make any required filings or provide the information needed by Purchaser for any required filings under the Exchange Act or under any other applicable securities law and regulation. For purposes of the previous sentence, “Purchaser” shall mean the Person then acting as the Purchaser under this Agreement and any and all Persons who previously were “Purchasers” under this Agreement;

(xi) to indemnify the Purchaser and its agents, managers and trustees, each affiliate designated by the Purchaser, each Person who controls the Purchaser or such affiliate and hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that each of them may sustain in any way related to (A) any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, data, accountants’ letter or other material provided by or on behalf of the Seller (including by the Purchaser), or provided under this Agreement by or on behalf of any Third-Party Originator, regarding the Seller, the Mortgage Loans or the Underwriting Standards which is provided to any Rating Agency in connection with any initial ratings issued in connection with any Securitization or the surveillance of such ratings (collectively, the “Rating Agency Disclosure”) or (B) the omission or alleged omission to state in the Rating Agency Disclosure a material fact required to be stated in the Rating Agency Disclosure or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. For purposes of the previous sentence, “Purchaser” shall mean the Person then acting as the Purchaser under this Agreement and any and all Persons who previously were “Purchasers” under this Agreement; and

(xii) to (x) represent and warrant to each Rating Agency providing a rating in a separate writing that (i) the Seller shall promptly provide to each Rating Agency all information requested by each Rating Agency in accordance with its published ratings criteria, (ii) all information provided to the Rating Agency contains no untrue statement of a material fact and does not omit a material fact necessary in order to make such information, in light of the circumstances in which it was provided, not misleading, and (iii) make any other representations or warranties or provide any other information required by any Rating Agency and (y) indemnify any such Rating Agency that provides a rating and each of its affiliates, directors, officers and employees for any losses, damages, liabilities, judgments, costs, charges and expenses (including without limitation attorneys’ fees) of whatever nature (whether foreseeable or not) arising from or in connection with the breach of any of the representations and warranties set forth in clause (x) herein, including resulting from or relating to the use by the Rating Agency of or reliance by the Rating Agency on information provided to it by the Seller.

(c)

Notwithstanding anything to the contrary, the Seller acknowledges and agrees that the provisions of this Article XI shall apply to all subsequent Reconstitutions (including, without limitation, the exercise by any Person (including the Purchaser) of any optional purchase rights under the terms of a Securitization Transaction or in the event that any Mortgage Loan is repurchased pursuant to the terms of any Reconstitution Agreement) that occur after any initial Reconstitution. In addition, if, following the occurrence of a Reconstitution with respect to any Mortgage Loans, the Purchaser subsequently becomes the owner of such Mortgage Loans again, such Mortgage Loans shall be subject to the terms and conditions of this Agreement.

(d)

In order to facilitate compliance with Regulation AB promulgated under the Securities Act, the Seller and the Purchaser agree to comply with the provisions of Article XIA herein. The Seller further covenants to provide Purchaser on request all information the Purchaser deems necessary in order to comply with any amendments to Regulation AB and any other securities laws and regulations with respect to information provided in connection with a securitization of the Mortgage Loans and shall enter into any necessary amendments to this Agreement required to comply with same.

(e)

All Mortgage Loans not sold or transferred pursuant to a Whole Loan Transfer or Securitization Transaction shall be subject to this Agreement and shall continue to be serviced in accordance with the terms of Section 2.03(a) of this Agreement and with respect thereto this Agreement shall remain in full force and effect.

ARTICLE VIII

COMPLIANCE WITH REGULATION AB

Section 8.01 Intent of the Parties; Reasonableness.

The Purchaser and the Seller acknowledge and agree that the purpose of Article XIA of this Agreement is to facilitate compliance by the Purchaser and any Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. Although Regulation AB is currently applicable by its terms only to offerings of asset-backed securities that are registered under the Securities Act, the Seller acknowledges that investors in privately offered securities (and revisions to Regulation AB) may require that the Purchaser or any Depositor provide comparable disclosure in unregistered offerings. References in this Agreement to compliance with Regulation AB include provision of comparable disclosure in private offerings. Neither the Purchaser nor any Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and, in each case, the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act) in each case as are applicable to offerings of asset-backed securities involving residential mortgage loans. The Seller acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Purchaser or any Depositor in good faith for delivery of information under these provisions on the basis of established and evolving interpretations of Regulation AB. In connection with any Securitization Transaction, the Seller shall cooperate as set forth herein with the Purchaser and any Depositor to deliver to the Purchaser (including any of its assignees or designees), any securitization trustee, any Master Servicer and any Depositor, any and all statements, reports, certifications, records and any other information which is necessary in the good faith determination of the Purchaser to permit the Purchaser, such securitization trustee, such Master Servicer or such Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Seller, any Third-Party Originator and the Mortgage Loans, determined by the Purchaser to be necessary in order to effect such compliance. In the event of any conflict between Article XIA and any other term or provision in this Agreement, the provisions of Article XIA shall control.

The Purchaser (including any of its assignees or designees) shall cooperate with the Seller by providing timely notice of requests for information under these provisions and by reasonably limiting such requests to information required, in the Purchaser’s reasonable judgment, to comply with Regulation AB.

Section 8.02 Additional Representations and Warranties of the Seller.

(a) The Seller hereby represents to the Purchaser, to any securitization trustee, any Master Servicer and to any Depositor, as of the date on which information is first provided to the Purchaser, any securitization trustee, any Master Servicer or any Depositor under Section 8.03 that, except as disclosed in writing to the Purchaser, such securitization trustee, such Master Servicer or such Depositor prior to such date:

(i) there are no material legal or governmental proceedings pending (or known to be contemplated) against the Seller or any Third-Party Originator; and

(ii) there are no affiliations, relationships or transactions relating to the Seller or any Third-Party Originator with respect to any Securitization Transaction and any party thereto identified by the related Depositor of a type described in Item 1119 of Regulation AB.

(b) If so requested by the Purchaser in writing, any securitization trustee, any Master Servicer or any Depositor on any date following the date on which information is first provided to the Purchaser, any securitization trustee, any Master Servicer or any Depositor under Section 8.03, the Seller shall, within five (5) Business Days following such written request, confirm in writing the accuracy of the representations and warranties set forth in paragraph (a) of this Section or, if any such representation and warranty is not accurate as of the date of such request, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.

Section 8.03 Information to Be Provided by the Seller.

In connection with any Securitization Transaction the Seller shall (i) within five (5) Business Days following request by the Purchaser or any Depositor, provide to the Purchaser and such Depositor (or, as applicable, cause each Third-Party Originator to provide), in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor, the information and materials specified in paragraphs (a), (b), (c) and (e) of this Section, and (ii) as promptly as practicable following notice to or discovery by the Seller, provide to the Purchaser and any Depositor (in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor) the information specified in paragraph (c) of this Section.

(a) If so requested by the Purchaser or any Depositor, the Seller shall provide such information regarding (i) the Seller, as originator of the Mortgage Loans (including, as applicable, as an acquirer of Mortgage Loans from a Qualified Correspondent), or (ii) each Third-Party Originator, as is requested for the purpose of compliance with Items 1103(a)(1), 1110, 1117 and 1119 of Regulation AB. Such information shall include, at a minimum:

(A) the originator’s form of organization;

(B) a description of the originator’s origination program and how long the originator has been engaged in originating residential mortgage loans, which description shall include a discussion of the originator’s experience in originating mortgage loans of a similar type as the Mortgage Loans; information regarding the size and composition of the originator’s origination portfolio; and information that may be material, in the good faith judgment of the Purchaser or any Depositor, to an analysis of the performance of the Mortgage Loans, such as the originators’ credit-granting or underwriting criteria for mortgage loans of similar type(s) as the Mortgage Loans and such other information as the Purchaser or any Depositor may reasonably request for the purpose of compliance with Item 1110(b)(2) of Regulation AB.

(C) a description of any material legal or governmental proceedings pending (or known to be contemplated) against the Seller and each Third-Party Originator; and

(D) a description of any affiliation or relationship between the Seller and each Third-Party Originator and any of the following parties to a Securitization Transaction, as such parties are identified to the Seller by the Purchaser or any Depositor in writing in advance of such Securitization Transaction:

(1)	the sponsor;

(2)	the depositor;

(3)	the issuing entity;

(4)	any servicer;

(5)	any trustee;

(6)	any originator;

(7)	any significant obligor;

(8)	any enhancement or support provider; and

(9)	any other material transaction party.

(b) If so requested by the Purchaser or any Depositor, the Seller shall provide (or, as applicable, cause each Third-Party Originator to provide) Static Pool Information with respect to the mortgage loans (of a similar type as the Mortgage Loans, as reasonably identified by the Purchaser as provided below) originated by (i) the Seller, if the Seller is an originator of Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), and/or (ii) each Third-Party Originator. Such Static Pool Information shall be prepared by the Seller (or Third-Party Originator) on the basis of its reasonable, good faith interpretation of the requirements of Item 1105(a)(1)-(3) of Regulation AB. To the extent that there is reasonably available to the Seller (or Third-Party Originator) Static Pool Information with respect to more than one mortgage loan type, the Purchaser or any Depositor shall be entitled to specify whether some or all of such information shall be provided pursuant to this paragraph. The content of such Static Pool Information may be in the form customarily provided by the Seller, and need not be customized for the Purchaser or any Depositor. Such Static Pool Information for each vintage origination year or prior securitized pool, as applicable, shall be presented in increments no less frequently than quarterly over the life of the mortgage loans included in the vintage origination year or prior securitized pool. The most recent periodic increment must be as of a date no later than one hundred thirty-five (135) days prior to the date of the prospectus or other offering document in which the Static Pool Information is to be included or incorporated by reference. The Static Pool Information shall be provided in an electronic format that provides a permanent record of the information provided, such as a portable document format (pdf) file, or other such electronic format reasonably required by the Purchaser or the Depositor, as applicable.

Promptly following notice or discovery of a material error in Static Pool Information provided pursuant to the immediately preceding paragraph (including an omission to include therein information required to be provided pursuant to such paragraph), the Seller shall provide corrected Static Pool Information to the Purchaser or any Depositor, as applicable, in the same format in which Static Pool Information was previously provided to such party by the Seller.

If so requested by the Purchaser or any Depositor, the Seller shall provide (or, as applicable, cause each Third-Party Originator to provide), at the expense of the requesting party (to the extent of any additional incremental expense associated with delivery pursuant to this Agreement), such agreed-upon procedures letters of certified public accountants reasonably acceptable to the Purchaser or Depositor, as applicable, pertaining to Static Pool Information relating to prior securitized pools for securitizations closed on or after January 1, 2006 or, in the case of Static Pool Information with respect to the Seller’s or Third-Party Originator’s originations or purchases, to calendar months commencing January 1, 2006, as the Purchaser or such Depositor shall reasonably request. Such letters shall be addressed to and be for the benefit of such parties as the Purchaser or such Depositor shall designate, which may include, by way of example, any sponsor, any Depositor and any broker dealer acting as underwriter, placement agent or initial purchaser with respect to a Securitization Transaction. Any such statement or letter may take the form of a standard, generally applicable document accompanied by a reliance letter authorizing reliance by the addressees designated by the Purchaser or such Depositor.

(c) For the purpose of satisfying the reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Seller shall (or shall, as applicable, cause each Third-Party Originator to) (i) provide prompt notice to the Purchaser, any securitization trustee, any Master Servicer and any Depositor in writing of (A) any material litigation or governmental proceedings involving the Seller or any Third-Party Originator, (B) any affiliations or relationships that develop following the closing date of a Securitization Transaction between the Seller any Third-Party Originator and any of the parties specified in clause (D) of paragraph

(a) of this Section (and any other parties specifically identified in writing by the requesting party) with respect to such Securitization Transaction, (C) any default under the terms of this Agreement, and (D) any merger or consolidation where the Seller is not the surviving entity or sale of substantially all of the assets of the Seller and (ii) provide to the Purchaser and any Depositor a description of such proceedings, affiliations or relationships.

(d) To the extent there is any enactment, modification, revision or amendment to Regulation AB, the Exchange Act, the Securities Act or any other Applicable Law subsequent to the effective date of this Agreement that requires additional information or materials to be made available to Purchaser, the Depositor or any other Person in connection with a Securitization Transaction which are not otherwise specified in this Agreement, Seller agrees at Purchaser’s request that it shall promptly enter into an amendment to this Agreement or other contractual arrangement in order to comply with such requirements.

(e) The Seller shall provide to the Purchaser, any securitization trustee, any Master Servicer and any Depositor, such additional information as such party may reasonably request for the purposes of compliance with Regulation AB, including evidence of the authorization of the person signing any certification or statement, financial information and reports, and such other information related to the Seller or the Seller’s performance hereunder.

Section 8.04 Indemnification; Remedies.

(a) The Seller shall indemnify the Purchaser, each affiliate of the Purchaser, and each of the following parties participating in a Securitization Transaction: each sponsor and issuing entity; each Person (including, but not limited to, any securitization trustee, any Master Servicer if applicable) responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction; each broker dealer acting as underwriter, placement agent or initial purchaser, each Person who controls any of such parties or the Depositor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees, agents, trustees and affiliates of each of the foregoing and of the Depositor (each, a “Indemnified Party”), and shall hold each of them harmless from and against any claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

(i)(A) any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, data, accountants’ letter or other material provided in written or electronic form under this Article XIA by or on behalf of the Seller or, as applicable, any Third-Party Originator (collectively, the “Seller Information”), or (B) the omission or alleged omission to state in the Seller Information a material fact required to be stated in the Seller Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that this paragraph shall be construed solely by reference to the Seller Information and not to any other information communicated in connection with a sale or purchase of securities, or any summarization, extrapolation, modification, supplementation or alteration of any information contained in the Seller Information by any third party, including, but not limited to, any Indemnified Party, without regard to whether the Seller Information or any portion thereof is presented together with or separately from such other information or any such summarization, extrapolation, modification, supplementation or alteration of any information contained in the Seller Information;

(ii) any breach by the Seller of its obligations under this Article XIA, including particularly any failure by the Seller to deliver any information, report, certification, accountants’ letter or other material when and as required under this Article XIA;

(iii) any breach by the Seller of a representation or warranty set forth in Section 8.02(a) or in a writing furnished pursuant to Section 8.02(b) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Seller of a representation or warranty in a writing furnished pursuant to Section 8.02(b) to the extent made as of a date subsequent to such closing date; or

(iv) the negligence, bad faith or willful misconduct of the Seller in connection with its performance under this Article XIA.

If the indemnification provided for herein is unavailable or insufficient to hold harmless an Indemnified Party, then the Seller agrees that it shall contribute to the amount paid or payable by such Indemnified Party as a result of any claims, losses, damages or liabilities incurred by such Indemnified Party in such proportion as is appropriate to reflect the relative fault of such Indemnified Party on the one hand and the Seller on the other.

In the case of any failure of performance described in clause (a)(ii) of this Section, the Seller shall promptly reimburse the Purchaser, any Depositor, as applicable, and each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction, for costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants’ letter or other material not delivered as required by the Seller or any Third-Party Originator.

This indemnification shall survive the termination of this Agreement or the termination of any party to this Agreement.

(b) Each securitization trustee and each Master Servicer shall be considered a third-party beneficiary of this Article XIA, entitled to all the rights and benefits and subject to all applicable obligations hereof as if it were a direct party to this Agreement.

ARTICLE IX

MISCELLANEOUS PROVISIONS

Section 9.01 Amendment

This Agreement may be amended or supplemented from time to time by written agreement executed by the Purchaser and the Seller.

Section 9.02 Recordation of Agreement

To the extent permitted by Applicable Law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any of all the Mortgaged Properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Seller at the Seller’s expense on direction of the Purchaser.

Section 9.03 Governing Law

This Agreement and any claim, controversy or dispute arising out of or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflict of law provisions, except to the extent preempted by Federal law. The obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 9.04 Notices

Any demands, notices or other communications permitted or required hereunder shall be in writing and shall be deemed conclusively to have been given if (i) personally delivered to the appropriate party hereto, (ii) mailed by registered mail, postage prepaid, and return receipt requested, certified mail, return receipt requested, or by private overnight courier to the appropriate party hereto at the address below, or (iii) transmitted by facsimile transmission or by electronic mail with acknowledgment, to the appropriate party hereto at the facsimile number or the electronic mail address provided below:

(i)	if to the Seller:

Caliber Home Loans, Inc.

1525 S. Belt Line Road

Coppell, Texas 75019

Attention: General Counsel

Telephone: (469) 912-3533

Facsimile: (214) 874-4199

(ii)	if to the Purchaser:

[__]

888 7th Avenue, Suite 1800

New York, New York 10019

Attention: General Counsel

or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

Section 9.05 Severability of Provisions

Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by Applicable Law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good faith, to develop a structure the economic effect of which is, as nearly as possible, the same as the economic effect of this Agreement without regard to such invalidity. For the avoidance of doubt, this Agreement and each provision thereof are agreed to for the sole purpose of effectuating the sale of the Mortgage Loans to the Purchaser. The consideration for each party’s agreement may not and is not intended to be apportioned among specific rights or obligations set forth in this Agreement which rights and obligations are interrelated and dependent.

Section 9.06 Exhibits

The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

Section 9.07 General Interpretive Principles

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(i) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

(iii) references herein to “Articles,” “Sections,” Subsections,” “Paragraphs,” and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

(iv) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(v) the words “herein,” “hereof,” “hereunder,” and other words of similar import refer to this Agreement as a whole and not to any particular provision;

(vi) the term “include” or “including” shall mean without limitation by reason of enumeration; and

(vii) headings of the Articles and Sections in this Agreement are for reference purposes only and shall not be deemed to have any substantive effect.

Section 9.08 Reproduction of Documents

This Agreement and all documents relating thereto, including, without limitation, (i) consents, waivers and modifications which may hereafter be executed, (ii) documents received by any party at the closing, and (iii) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

Section 9.09 Confidentiality of Information

(a) Each party recognizes that, in connection with this Agreement, it may receive non-public information regarding the financial condition, operations and prospects of the other party. Except as required by law, each party agrees to keep all non-public information regarding the other party strictly confidential, and to use all such information solely in order to effectuate the purpose of the Agreement, provided that each party may provide confidential information to its employees, agents and affiliates who have a need to know such information in order to effectuate the transactions contemplated in this Agreement and such employees, agents and affiliates are informed of the confidential nature of such information and agree to maintain its confidentiality, provided further that such information is identified as confidential non-public information or the nature or circumstances surrounding such information are such that the information should be reasonably understood to be confidential. In addition, confidential information may be provided to a regulatory authority with supervisory power over such party, provided such information is identified as confidential non-public information to such authority.

(b) Seller shall comply with Applicable Law relating to privacy rights in connection with its performance under this Agreement including, without limitation, the Gramm-Leach-Bliley Act and its implementing regulations (“GLBA”) as well as any federal, state or local laws relating to the protection or security of Consumer Information (“Privacy Laws”). Seller shall implement such physical and other security measures as shall be necessary to (a) ensure the security and confidentiality of Consumer Information and any “nonpublic personal information” of the “customers” and “consumers” (as those terms are defined in GLBA) which it has possession of or control over, (b) protect against any threats or hazards to the security and integrity of such Consumer Information and nonpublic personal information, and (c) protect against any unauthorized access to or use of such Consumer Information and nonpublic personal information. Seller represents and warrants to Purchaser that Seller has implemented appropriate measures to meet the objectives of all applicable Privacy Laws, Section 501(b) of the GLBA and of the applicable standards adopted pursuant thereto, as now or hereafter in effect.

(c) Each party hereto shall notify the other party immediately (i.e. within twenty-four (24) hours) following discovery of any suspected breach or compromise of the security, confidentiality, or integrity of any Consumer Information or nonpublic personal information of any Mortgagor in violation of GLBA or the Privacy Laws. Such party shall provide follow-up written notification within one (1) Business Day to the other party by personal delivery, by facsimile with confirmation of receipt or by overnight courier with confirmation of receipt to Purchaser in accordance with Section 9.04 herein.

Written notification provided pursuant to this subsection shall include a brief summary of the available facts, the status of the investigation, and, if known, the potential number of Mortgagors affected.

Section 9.10 Recordation of Assignments of Mortgage

To the extent required by Applicable Law, each of the Assignments of Mortgage shall be recorded in the appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected at the Seller’s expense in the event recordation is either necessary under Applicable Law or requested by the Purchaser; provided, however, that the Seller shall not be responsible for the cost of any subsequent assignments (i.e. a subsequent purchaser), which costs shall be borne by the Purchaser.

Section 9.11 Assignment by Purchaser

The Purchaser shall have the right, without the consent of the Seller, to assign, in whole or in part, its interest under this Agreement with respect to some or all of the Mortgage Loans, and designate any person to exercise any rights of the Purchaser hereunder, by executing an assignment, assumption and recognition agreement acceptable to the Purchaser, and the assignee or designee shall accede to the rights and obligations hereunder of the Purchaser with respect to such Mortgage Loans. In no event shall the Purchaser sell a partial interest in any Mortgage Loan without the written consent of the Seller, which consent shall not be unreasonably denied.

All references to the Purchaser in this Agreement shall be deemed to include its assignee or designee.

Section 9.12 No Partnership

Nothing herein contained shall be deemed or construed to create a co-partnership or joint venture between the parties hereto and the services of the Seller shall be rendered as an independent contractor and not as agent for Purchaser.

Section 9.13 Execution; Successors and Assigns

This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement. Subject to Section 5.02 and 9.11, this Agreement shall inure to the benefit of and be binding upon the Seller and the Purchaser and their respective successors and assigns. Any third party to which the Seller is permitted to assign its rights hereto as described in this Agreement must, at a minimum, expressly agree to assume all of the Seller’s obligations hereunder including, but not limited to the Seller’s obligations to indemnify the Purchaser, repurchase any Mortgage Loan and/or cure any defects with respect thereto.

Section 9.14 Entire Agreement

Except as otherwise agreed in writing by the parties to this Agreement, each of the parties to this Agreement acknowledges that no representations, agreements or promises were made to any of the other parties to this Agreement or any of its employees other than those representations, agreements or promises specifically contained herein. This Agreement, the related Purchase Price and Terms Letter and any other written agreements between the parties related to the transactions contemplated herein, set forth the entire understanding between the parties hereto and shall be binding upon all successors and assigns of all of the parties. In the event of any inconsistency between a Purchase Price and Terms Letter, any other written agreements between the parties related to the transactions contemplated herein (other than those agreements expressly amending, supplementing or otherwise modifying this Agreement in accordance with the terms hereof) and/or this Agreement, this Agreement shall control.

Section 9.15 No Solicitation

From each Closing Date and for a period of twelve (12) months, the Seller agrees not to specifically target Mortgagors for offers to refinance the Mortgage Loan subject to such Closing Date, in whole or in part, without the prior written consent of the Purchaser. Seller agrees not to treat mortgage loans held for its own portfolio or those sold to another investor or Purchaser as separate classes of mortgages for purposes of promoting refinance. Notwithstanding the foregoing, it is understood and agreed that promotions undertaken by the Seller or any affiliate of the Seller which are directed to the general public at large, or segments thereof, provided that no segment shall consist primarily of the borrowers or obligors under the Mortgage Loans, including, without limitation, mass mailing based on commercially acquired mailing lists, newspaper, radio, internet and television advertisements shall not constitute solicitation under this Section 9.15. Nothing herein precludes Purchaser, any servicer, or Seller from responding to an unsolicited request from a Mortgagor. This Section 9.15 shall not be deemed to preclude the Seller or any of its affiliates from soliciting any Mortgagor for any other financial products or services.

Section 9.16 Costs

The Purchaser shall pay any commissions due its salesmen, the expenses of its accountants and attorneys and the expenses and fees of any broker retained by the Purchaser with respect to the transactions covered by this Agreement. All other costs and expenses incurred in connection with the transfer and delivery of the Mortgage Loans directly to Purchaser including, without limitation, fees for recording intervening assignments of mortgage and Assignments of Mortgage and the legal fees and expenses of its attorneys shall be paid by the Seller. The Seller shall be responsible for causing to occur the initial recordation of all Assignments of Mortgage and all intervening assignments of mortgage, as applicable.

Section 9.17 Third Party Beneficiary

For purposes of this Agreement, including but not limited to Article XIA, the trustee of the Purchaser, any securitization trustee, any Master Servicer shall be considered a third party beneficiary to this Agreement entitled to all the rights and benefits accruing to the trustee of the Purchaser, any securitization trustee, any Master Servicer herein, and subject to all of the appurtenant obligations, as if it were a direct party to this Agreement.

Section 9.18 Set-off or Recoupment

The Purchaser may offset or recoup against the Purchase Price, or against any other amounts owed by the Purchaser to the Seller pursuant to this Agreement, any outstanding amounts owed to the Purchaser by the Seller.

Section 9.19 Intention of the Parties

It is the intention of the parties that the Purchaser is purchasing, and the Seller is selling, the Mortgage Loans and not a debt instrument of the Seller or another security. Accordingly, the parties hereto each intend to treat the transaction for accounting and Federal income tax purposes as a sale by the Seller, and a purchase by the Purchaser, of the Mortgage Loans. The Purchaser shall have the right to review the Mortgage Loans and the related Mortgage Files to determine the characteristics of the Mortgage Loans which shall affect the Federal income tax consequences of owning the Mortgage Loans and the Seller shall cooperate with all reasonable requests made by the Purchaser in the course of such review as set forth in this Agreement. In the event, for any reason, any transaction contemplated herein is construed by any court or regulatory authority as a borrowing rather than as a sale, the Seller and the Purchaser intend that the Purchaser or its assignee, as the case may be, shall have a perfected first priority security interest in the Mortgage Loans and the proceeds of any and all of the foregoing (collectively, the “Collateral”), free and clear of adverse claims. In such case, the Seller shall be deemed to have hereby granted to the Purchaser or its assignee, as the case may be, a first priority security interest in and lien upon the Collateral, free and clear of adverse claims. In such event, the related Purchase Price and Terms Letter and this Agreement shall constitute a security agreement, the Seller shall be deemed to be an independent custodian for purposes of perfection of the security interest granted to the Purchaser or its assignee, as the case may be, and the Purchaser or its assignee, as the case may be, shall have all of the rights of a secured party under Applicable Law.

The Purchaser and the Seller recognize that each purchase and sale of the Mortgage Loans hereunder is a “securities contract” as that term is defined in Section 741 of the Bankruptcy Code. The parties hereby agree that any provisions hereof or in any other document, agreement or instrument that is related in any way to the servicing of the Mortgage Loans shall be deemed “related to” this Agreement within the meaning of Section 741(7)(A)(xi) of the Bankruptcy Code and part of the “contract” as such term is used in Section 741 of the Bankruptcy Code.

Section 9.20 No Recourse to Owner Trustee.

It is expressly understood and agreed by the parties hereto that (a) all rights and duties of the Purchaser hereunder will be performed by the Initial Certificateholder on behalf of the Purchaser pursuant to the Trust Agreement; (b) nothing herein contained shall be construed as creating any liability on the part of U.S. Bank Trust National Association, individually or personally, to perform any covenant or obligation of the Purchaser, either expressed or implied, contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (c) U.S. Bank Trust National Association has made no investigation as to the accuracy or completeness of any representations or warranties made by the Purchaser in this Agreement and (d) under no circumstances shall U.S. Bank Trust National Association be personally liable for the payment of any indebtedness or expenses of the Purchaser or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Purchaser under this Agreement or any other related documents as to which recourse shall be had solely to the assets of the Purchaser.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

[__],
as Purchaser

By:
Name:
Title:

CALIBER HOME LOANS, INC., as Seller

By:
Name:
Title:

Exhibit A-1

Contents of Mortgage File

With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser, and which shall be delivered pursuant to Sections 2.04 and 2.05 of the Seller’s Purchase and Warranties Agreement.

1. The original Mortgage Note endorsed “Pay to the order of ___________________ without recourse,” and signed in the name of the Seller by an authorized officer, with all intervening endorsements showing a complete chain of title from the originator to the Seller. If the Mortgage Loan was acquired by the Seller in a merger, the endorsement must be by “Caliber Home Loans, Inc., successor by merger to the [name of predecessor]”. If the Mortgage Loan was acquired or originated by the Seller while doing business under another name, the endorsement must be by “Caliber Home Loans, Inc. formerly known as [previous name]”.

2. (a)(i) For each Mortgage Loan which is not a MERS Mortgage Loan, the original recorded Mortgage with evidence of recording thereon, and (ii) in the case of each MERS Mortgage Loan, the original recorded Mortgage with evidence of recording thereon, noting the presence of the MIN for that Mortgage Loan and either language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan, or if such MERS Mortgage Loan was not a MOM Loan at origination, the original Mortgage and the original assignment of mortgage to MERS, with evidence of recording thereon; or (b)(i) in the case of a delay in the return of such original, recorded Mortgage (and the original assignment of mortgage to MERS for a non-MOM MERS Mortgage Loan) from the applicable recording office, a true certified copy, certified by the title insurer of the original Mortgage together with a certificate of the title insurer certifying that the original Mortgage has been delivered for recording in the appropriate public recording office of the jurisdiction in which the Mortgaged Property is located (with the original, recorded Mortgage and the original assignment of mortgage to MERS for a non-MOM MERS Mortgage Loan) be delivered thereafter in accordance with Section 2.07 hereof) or (ii) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a certification by such public recording office that such certified copy is a true and complete copy of the original recorded Mortgage (and the original assignment of mortgage to MERS for a non-MOM MERS Mortgage Loan).

3. The original Mortgage with evidence of recording thereon, or (i) in the case of a delay in the return of such original, recorded Mortgage from the applicable recording office, a true certified copy, certified by the title insurer of the original Mortgage together with a certificate of the title insurer certifying that the original Mortgage has been delivered for recording in the appropriate public recording office of the jurisdiction in which the Mortgaged Property is located (with the original, recorded Mortgage to be delivered thereafter in accordance with Section 2.07 hereof) or (ii) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a certification by such public recording office that such certified copy is a true and complete copy of the original recorded Mortgage.

A-1-1

4. A copy of the original or if in electronic form identified on the Mortgage Loan Schedule, the certificate number of the related Primary Mortgage Insurance Policy, if required.

5. The original Assignment of Mortgage with assignee’s name left blank.

6. The original or a copy of the mortgagee policy of title insurance, including riders and endorsements thereto, which shall include an Environmental Protection Agency Endorsement and, with respect to any Adjustable Rate Mortgage Loan, an adjustable-rate endorsement.

7. The originals of all intervening Assignments of Mortgage with evidence of recording thereon showing a complete chain of title from the originator to the Seller, or (i) in the case of a delay in the return of such intervening Assignment of Mortgage from the applicable recording office, a true certified copy, certified by the title insurer of the original intervening Assignment of Mortgage together with a certificate of the title insurer certifying that the original intervening Assignment of Mortgage has been delivered for recording in the appropriate public recording office of the jurisdiction in which the Mortgaged Property is located (with the original, recorded intervening Assignment of Mortgage to be delivered thereafter in accordance with Section 2.07 hereof) or (ii) in the case of an intervening Assignment of Mortgage where a public recording office retains the original intervening Assignment of Mortgage or in the case where an intervening Assignment of Mortgage is lost after recordation in a public recording office, a certification by such public recording office that such certified copy is a true and complete copy of the intervening Assignment of Mortgage.

8. The originals, or copies thereof certified by the public recording office in which such documents have been recorded, of each assumption, extension, modification, written assurance or substitution agreements, if applicable, or if the original of such document has not been returned from the applicable public recording office, a true certified copy, certified by the title insurer, of such original document together with certificate of Seller certifying the original of such document has been delivered for recording in the appropriate recording office of the jurisdiction in which the Mortgaged Property is located.

9. If the Mortgage Note or Mortgage or any other material document or instrument relating to the Mortgage Loan has been signed by a person on behalf of the Mortgagor, originals or copies of the power of attorney or other instrument that authorized and empowered such person to sign bearing evidence that such instrument has been recorded, if so required in the appropriate jurisdiction where the Mortgaged Property is located.

10. The original of any guarantee executed in connection with the Mortgage Note.

11. With respect to a Co-op Loan: (i) a copy of the Co-op Lease and the assignment of such Co-op Lease to the originator of the Mortgage Loan, with all intervening assignments showing a complete chain of title and an assignment thereof by Seller; (ii) the stock certificate together with an undated stock power relating to such stock certificate executed in blank; (iii) the recognition agreement in substantially the same form as a standard “AZTECH” form; (iv) copies of the UCC-1 financing statement filed by the originator as secured party and, if applicable, a filed UCC-3 Assignment of the subject security interest showing a complete chain of title, together with an executed UCC-3 Assignment of such security interest by the Seller in a form sufficient for filing.

A-1-2

12. With respect to a Business Purpose Mortgage Loan, the business purpose affidavit.

13. With respect to a Business Purpose Mortgage Loan, any personal guaranty.

14. With respect to a Business Purpose Mortgage Loan, any applicable assignment of leases and rents.

A-1-3

Exhibit A-2

Contents of Servicing File

With respect to each Mortgage Loan, the Servicing File shall include each of the following items, which may be imaged in accordance with Accepted Servicing Practices and which shall be available for inspection by the Purchaser:

1. Mortgage Loan closing statement (Form HUD-1) and any other truth-in-lending or real estate settlement procedure forms required by law.

2. Residential loan application.

3. Uniform underwriter and transmittal summary (Fannie Mae Form 1008) or reasonable equivalent.

4. Credit report on the Mortgagor, in a form acceptable to either Fannie Mae or Freddie Mac.

5. Business credit report, if applicable.

6. Residential appraisal report and attachments thereto.

7. Verification of employment and income, including the executed 4506T if required.

8. Verification of acceptable evidence of source and amount of down payment, in accordance with the Underwriting Standards.

9. Photograph of the Mortgaged Property (may be part of appraisal).

10. Survey of the Mortgaged Property, unless a survey is not required by the title insurer.

11. Sales contract, if applicable.

12. If available, termite report, structural engineer’s report, water potability and septic certification.

13. Any original security agreement, chattel mortgage or equivalent executed in connection with the Mortgage.

14. Any ground lease, including all amendments, modifications and supplements thereto.

15. Any other document required to service the Mortgage Loans.

16. Payment history for Mortgage Loans that have been closed for more than 90 days.

A-2-1

17. Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e., map or plat, restrictions, easements, homeowner association declarations, etc.

18. Copies of all required disclosure statements.

19. Evidence of the hazard insurance policy and, if required by law, evidence of the flood insurance policy.

20. Any documentation provided by the Mortgagor or obtained by the Seller in connection with the granting of any underwriting exception, including a report identifying such exceptions and all credit underwriting documents and backup documentation for corresponding compensating factors.

21. All other documentation involved in the underwriting or origination of the related Mortgage Loan.

22. Copies of the documents included in the Mortgage File.

23. The documentation capsule that evidences compliance by the related Mortgage Loan with 12 CFR 1026.43(c) as the same may be amended from time to time (or any successor statute or regulation). The documentation capsule must contain all reasonably reliable third party records used by the Originator to prove that each Mortgage Loan meets the ability to repay requirements of 12 C.F.R. § 1026.43(c) as the same may be amended from time to time (or any successor statute or regulation). The documentation capsule shall also include an evidentiary summary cover checklist that specifically enumerates each of the eight underwriting factors set forth in 12 C.F.R. § 1026.43(c)(2) as the same may be amended from time to time (or any successor statute or regulation), and summarizes how each element of the checklist is met by the Mortgage Loan, which shall be certified by the Originator’s underwriter.

A-2-2

Exhibit B

Mortgage Loan Schedule

The data fields set forth in the ASF RMBS Disclosure Package issued on July 15, 2009 in connection with the American Securitization Forum’s Project RESTART, plus, for all Mortgage Loans, whether or not the Mortgage is a Qualified Mortgage Loan and if so, what type of Qualified Mortgage the Mortgage Loans is.

B-1

Exhibit C

Form of Bailee Letter

C-1

Exhibit D

Form of Purchase Price and Terms Letter

CLOSING DATE:

This Purchase Price and Terms Letter, dated as of _______ (the “Closing Date”), confirms the sale by Caliber Home Loans, Inc. (the “Seller”) to [_] (the “Purchaser”), and the purchase by the Purchaser from the Seller, of the first lien residential mortgage loans on a servicing released basis described on the Mortgage Loan Schedule attached as Schedule I hereto (the “Mortgage Loans”), pursuant to the terms of the Seller’s Purchase and Warranties Agreement (the “Purchase Agreement”), dated as of [__], by and between the Purchaser and the Seller. Capitalized terms that are used herein but are not defined herein shall have the respective meanings set forth in the Purchase Agreement. All of the Mortgage Loans have been underwritten at origination (or re-underwritten) in accordance with the Underwriting Standards, and if not in conformance with the Underwriting Standards, the exception(s) in the Servicing File and related compensating factors of such Mortgage Loans are set forth on Schedule II attached hereto.

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Seller does hereby bargain, sell, convey, assign and transfer to Purchaser without recourse, except as provided in the Purchase Agreement, and on a servicing released basis, all right, title and interest of the Seller in and to each of the Mortgage Loans, together with all documents maintained as part of the related Mortgage Files, all Mortgaged Properties which secure any Mortgage Loan but are acquired by foreclosure, deed in lieu of foreclosure after the Cut-off Date or otherwise, all payments of principal and interest received on the Mortgage Loans after the Cut-off Date (other than in respect of principal and interest on the Mortgage Loans due on or before the related Cut-off Date), all other unscheduled collections collected in respect of the Mortgage Loans after the Cut-off Date, and all proceeds of the foregoing, subject, however, to the rights of the Seller under the Purchase Agreement.

All of the Mortgage Loans have been underwritten as of their respective dates of origination (or re-underwritten) in accordance with the Underwriting Standards noted on the attached Schedule III, and if not in conformance with the Underwriting Standards, the exception(s) in the Servicing File and related compensating factors of such Mortgage Loan are set forth on Schedule II attached hereto.

Except as set forth below in connection with the TRID Loans, the Seller has delivered to the Purchaser or its designee prior to the date hereof the documents with respect to each Mortgage Loan required to be delivered under the Purchase Agreement.

For purposes of the Mortgage Loans sold pursuant to this Purchase Price and Terms Letter, certain terms shall be as set forth below:

Aggregate unpaid principal balance as of the Cut-Off Date:	$______________________

Closing Date:

Cut-off Date:

Purchase Price Percentage:	________%

Aggregate Purchase Price:	$_____________

Purchase Price Protection Period:	As set forth on the Mortgage Loan Schedule

Servicing Transfer Date:

Notwithstanding anything contained in the Purchase Agreement to the contrary, in connection with those Mortgage Loans designated on the Mortgage Loan Schedule as “[__]”, the protections provided in Section 3.05 of the Purchase Agreement shall run for the [__] month period after such Mortgage Loan’s initial funding date. For all other Mortgage Loans, the protections provided in Section 3.05 of the Purchase Agreement shall run for the [__] month period after such Mortgage Loan’s initial funding date.

TRID Loans

Purchaser and Seller acknowledge that those certain Mortgage Loans set forth on Schedule IV attached hereto (the “TRID Loans”) may not satisfy the requirements of Section 3.02(A)(ggg) of the Purchase Agreement. Purchaser and Seller acknowledge that due to the uncertainty regarding regulatory compliance on the TRID Loans, Seller has agreed to the payment of a Reimbursement Payment (as set forth herein) to compensate Purchaser for the unknown nature of the TRID Loans.

With respect any TRID Loan for which Purchaser’s designated due diligence provider, American Mortgage Consultants (“AMC”), has not reviewed the Mortgage File prior to the Closing Date, Seller shall deliver such Mortgage File to AMC within ten (10) Business Days of the Closing Date or such longer period of time permitted by Purchaser in its sole discretion (in either case, the “File Delivery Date”). If Seller fails to deliver any such Mortgage Files or incomplete Mortgage Files to AMC on or before the File Delivery Date, Seller shall repurchase the related TRID Loans for which no Mortgage File or an incomplete Mortgage File was delivered to AMC in accordance with Section 3.03 of the Purchase Agreement; provided that Seller shall have three (3) Business Days following its receipt of notice from Purchaser or AMC that a file has not been delivered or is incomplete in which to cure any non-delivery or incomplete delivery. Upon Seller’s satisfaction of the delivery requirements set forth in this paragraph, any diligence finding related to such TRID Loans shall be addressed by Seller as described below for loans set forth on Schedule IV attached hereto.

With respect to the TRID Loans set forth on Schedule IV attached hereto (“Interim Due Diligence TRID Loans”), AMC has delivered interim due diligence results to Purchaser as of the Closing Date and Seller agrees to deliver additional documentation for such Interim Due Diligence TRID Loans to Purchaser within twenty (20) Business Days of the later of (i) the Closing Date, (ii) the date Seller has received the interim due diligence results from AMC, or (iii) such later date permitted by Purchaser in its sole discretion (in any case, the “Supplemental Delivery Date”) to evidence compliance of such Interim Due Diligence TRID Loans with

Section 3.02(A)(ggg) of the Purchase Agreement. If Seller fails to deliver such additional documents to Purchaser on or before the Supplemental Delivery Date, Seller shall repurchase such Interim Due Diligence TRID Loans in accordance with Section 3.03 of the Purchase Agreement: provided that Seller shall have five (5) Business Days to cure any non-delivery or incomplete delivery.

With respect to the TRID Loans set forth on Schedule V attached hereto (“Final TRID Loans”), final due diligence results shall have been delivered to Purchaser as of the Closing Date.

Notwithstanding Purchaser’s right to cause Seller to repurchase a TRID Loan in accordance with this Purchase Price and Terms Letter and the Purchase Agreement, Seller shall remit a reimbursement payment (the “Reimbursement Payment”) to Purchaser if any of the following occur due to errors or difference in interpretation related to TRID before the one year anniversary of the Closing Date: (a) Purchaser’s warehouse financing counterparty provides a lower advance rate or increases the finance costs on such TRID Loan; (b) any Rating Agency retained by Purchase in connection with a Securitization Transaction increases the loss levels associated with such TRID Loan; or (c) with respect to any Securitization Transaction that includes TRID Loans, either (i) the weighted average fixed spread increases relative to the [__] Securitization Transaction, or (ii) the aggregate advance rate reduces relative to the [__] Securitization Transaction.

The Reimbursement Payment shall be an amount which, in the Purchaser’s sole discretion (acting in a commercially reasonable manner), would place the Purchaser in the same economic position with respect to such TRID Loan as if such TRID Loan complied with Section 3.02(A)(ggg) of the Purchase Agreement; provided that, in lieu of paying the Reimbursement Payment to Purchaser, Seller may elect to repurchase such TRID Loan in accordance with Section 3.03 of the Purchase Agreement: provided further Seller shall have no additional cure period. Purchaser hereby agrees to provide all reasonable documentation regarding the calculation of such Reimbursement Payment to Seller. Seller shall notify Purchaser no later than five (5) Business Days following Seller’s receipt of the documentation regarding the calculation of such Reimbursement Payment if Seller elects to repurchase such TRID Loan or remit the Reimbursement Payment to Purchaser. The repurchase or payment shall occur no later than two (2) Business Days following such election. In the event Seller fails to provide such notice to Purchaser within such period, Seller shall remit the Reimbursement Payment to Purchaser no later than two (2) Business Days following Seller’s receipt of the documentation regarding the calculation of the Reimbursement Payment.

In WITNESS WHEREOF, the parties hereto, by the hands of their duly authorized officers, execute this Purchase Price and Terms Letter as of the Closing Date referred to above.

[__] as Purchaser	CALIBER HOME LOANS, INC. as Seller

By:	By:

Name:	Name:

Its:	Its:

Schedule I

Mortgage Loans

Schedule II

Exceptions to Underwriting Standards and Compensating Factors

Loan Number	Credit Exception	Credit Exception Details	Compensating Factors

Schedule III

Underwriting Standards

Schedule IV

TRID Loans

Exhibit E

Reserved

E-1

Exhibit F

Compensating Factors

With respect to a Mortgage Loan that does not fully comply with the Underwriting Standards, one or more of the following compensating factors were applied by the Originator to address the documented exception to the Underwriting Standards:

1) Verified and documented residual income (calculated in accordance with the Underwriting Standards) in excess of the amount required pursuant to the Underwriting Standards;

2) Verified and documented cash reserves in excess of the amount required pursuant to the Underwriting Standards;

3) Debt-to-Income ratio below the requirement set forth in the Underwriting Standards;

4) LTV below the requirements set forth in the Underwriting Standards;

5) Verified and documented consistent mortgage payment history by the proposed borrower at the borrower’s current location in excess of the requirements set forth in the Underwriting Standards;

6) Verified and documented compensation or income that is not reflected in effective income; and

7) Decrease or a minimal increase in the borrower’s housing expense.

F-1